                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated effective as of January 1, 2000, is between Gary Bottoms ("Shareholder"), Best Technologies, Inc., a Texas corporation ("BTI"), and Micro-ASI Inc., a Texas corporation ("Micro-ASI").

         Recital. Shareholder desires to sell all of the equity ownership in, and all of the outstanding common shares (collectively, the "Shares") of the capital stock (the "BTI Stock") of BTI to Micro-ASI in accordance with this Agreement and Micro-ASI desires to acquire all of the Shares (the
"Acquisition").

         NOW, THEREFORE, in consideration of the foregoing and the terms of this Agreement, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

                           ARTICLE I: THE ACQUISITION

                  1.01. The Purchase. Subject to the terms hereof, on the Closing Date (as hereinafter defined), Shareholder shall sell and deliver to Micro-ASI, and Micro-ASI agrees to purchase from Shareholder, the legal and beneficial ownership of all of the Shares.

                  1.02. Purchase Price. The purchase price to be paid for all of the Shares shall be:

                           (a)      The issuance by Micro-ASI to Shareholder of
a non-recourse (to the extent stated therein) promissory note in the form attached hereto as Exhibit A (the "Purchase Note") in the original principal amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), bearing interest at the rate of five percent (5%) per annum, with unpaid principal and accrued and unpaid interest on the Purchase Note due and payable on the earlier to occur of (i) December 31, 2001 or (ii) ten (10) days after the completion by Micro-ASI of its initial public offering.

                           (b)      The issuance by Micro-ASI to Shareholder of
a non-recourse (to the extent stated therein) convertible note in the form attached hereto as Exhibit B (the "Convertible Note") in the original principal amount of One Million Four Hundred Sixteen Thousand Six Hundred Sixty-Seven and No/100 Dollars ($1,416,677.00), bearing interest at the rate of five percent (5%) per annum. Accrued and unpaid interest on the Convertible Note shall be paid monthly beginning February 1, 2000. Unpaid principal and accrued and unpaid interest shall be paid on December 31, 2001. Until the Convertible Note is paid in full, Shareholder shall have the right, at any time, to make a one time election to convert all or any portion of the outstanding principal amount of the Convertible Note into shares of the common stock, $.001 par value per share, of Micro-ASI (the "Micro-ASI Stock"), at a conversion price of $1.00 per share, by giving written notice to Micro-ASI. Within fifteen (15) days of receipt of such written notice, Micro-ASI shall (i) issue to Shareholder the number of shares of Micro-ASI Stock equal to the amount of the outstanding principal balance of the Convertible Note Shareholder elects to convert (rounded down to the nearest dollar) divided by $1.00 and (ii) pay to Shareholder cash in an amount equal to all accrued and unpaid interest on the Convertible Note and any remaining principal not converted to Micro-ASI Stock. No fractional shares shall be issued. Upon the issuance of such shares of Micro-ASI Stock and the payment of such cash, Shareholder shall mark the Convertible Note paid in full and shall return the original Convertible Note to Micro-ASI.

                           (c)      The issuance by BTI to Shareholder of a
non-recourse (to the extent stated therein) promissory note in the form attached hereto as Exhibit C (the "Cash Note") in the original principal amount of Six Hundred Thousand and No/100 Dollars ($600,000.00), bearing interest at the rate of five percent (5%) per annum with unpaid principal and all accrued and unpaid interest due and payable on the earlier to occur of (i) March 31, 2000 or (ii) ten (10) days after the closing, from and after the date of this Agreement, of one or more private placements having an aggregate gross offering amount in excess of Six Million and No/100 Dollars ($6,000,000.00).


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                           (d)      The payment of the Purchase Note, the
Convertible Note and the Cash Note shall be non-recourse (to the extent stated therein) and secured by a stock pledge agreement (the "Stock Pledge Agreement") in the form attached hereto as Exhibit D, and Shareholder will hold the Pledged Stock (as defined in the Stock Pledge Agreement) as secured party. Any obligation or liability of Micro-ASI or BTI under the Purchase Note, the Convertible Note or the Cash Note, to the extent such obligation or liability is non-recourse, shall be satisfied, if at all, out of the Pledged Stock only pursuant to the Stock Pledge Agreement. No such non-recourse obligation or liability shall be personally binding upon, nor shall result for the enforcement of such non-recourse obligation or liability be had to, the property or assets of Micro-ASI, its officers, directors, shareholders or employees. At the request of Shareholder, Micro-ASI shall (i) execute and deliver an appropriate UCC-1 and/or (ii) permit an appropriate legend to be placed on the Pledged Stock evidencing such security interest.

         1.03. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gardere & Wynne, L.L.P., at 1601 Elm Street, Suite 3000, Dallas, Texas 75201, on January 18, 2000, or on such other date and at such other place as the parties may agree, or unless extended by written agreement of the parties (the "Closing Date"). Notwithstanding the foregoing, the transactions contemplated by this Agreement shall be effective as of January 1, 2000.

         1.04. Closing Documents; Further Assurances. At the Closing, each party shall execute and deliver each agreement and instrument required by this Agreement, and not theretofore executed, and such other appropriate and customary documents as any party reasonably requests as necessary to consummate the transactions contemplated hereby. After the Closing, each party shall execute and deliver to the other party such additional documents and take such additional actions as such other party may reasonably request in order to consummate the Acquisition.


                   ARTICLE II: REPRESENTATIONS AND WARRANTIES
                           OF THE SHAREHOLDER AND BTI

         Shareholder and BTI jointly and severally represent and warrant to Micro-ASI that the following are true and correct as of the date hereof and will be true and correct on the Closing Date:

         2.01. Organization; Subsidiaries; Records. BTI is a corporation, duly organized and validly existing under the laws of the State of Texas, has the corporate power and authority to own or hold under lease its assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction where the ownership of its property or the conduct of its business requires such qualification. BTI does not own (nor has it ever owned) the capital stock of any corporation, nor does it have (nor has it ever had) an interest in any other entity. True, correct, and complete copies of the articles of incorporation and bylaws, and all amendments thereto, of BTI have been delivered to Micro-ASI. The minute books and books and records of BTI are complete and accurate.

         2.02. Binding Effect; No Violation; No Consent. This Agreement constitutes a valid and binding agreement of Shareholder and BTI, enforceable against him or it in accordance with its terms. Except as set forth on Schedule 2.02, neither the execution and delivery of this Agreement by Shareholder and BTI nor the consummation of the transactions contemplated hereby will, with the lapse of time, the giving of notice, or both, (a) violate, conflict with, or result in the breach or termination of, any agreement, instrument, or other document to which Shareholder and/or BTI is a party or is bound, or result in the creation of any lien, charge, or encumbrance upon any asset or property of BTI or any of the Shares or the Preferred Share (as defined in Section 5.04 hereof); (b) to the best knowledge of Shareholder and BTI, violate or conflict with any law, regulation, permit, authorization, franchise, license, judgment, order, writ, injunction, or decree of any court or governmental authority applicable to BTI or the Shareholder; or (c) have a material adverse financial impact on the condition, business, or operations of BTI (a "Material Adverse Effect"). Other than as set forth on Schedule 2.02, no authorization, consent, or approval of, or filing with, any governmental authority is necessary for the consummation by BTI or Shareholder of the transactions contemplated hereby.

         2.03. Capitalization. The capital stock of BTI consists solely of 1,000 shares, no par value per share, of the Shares, all of which are fully paid, validly issued, and nonassessable and the Preferred Share to be created


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


pursuant to Section 5.04. There is no shareholders' or other agreement restricting the transfer of, or otherwise pertaining to, the BTI Stock. There are no preemptive rights, outstanding subscriptions, options, warrants, or other commitments obligating (a) BTI to issue any BTI Stock or (b) Shareholder to transfer any Shares. Shareholder will be, as of the Closing Date, the record and beneficial owner of the Shares and the Preferred Share, free and clear of all liens, liabilities, proxies, claims, and encumbrances. As of the Closing Date, the transfer of the certificates representing the Shares, properly endorsed or with a properly executed stock power, will transfer to Micro-ASI good and indefeasible title to all of the Shares, free and clear of all liens, liabilities, proxies, claims, and encumbrances. No distribution, payment, or dividend has been declared, paid, or distributed with respect to any BTI Stock.

         2.04. Financial Statements. The compiled financial statements of BTI, for the period ending December 31, 1998, which have been prepared by Chapman, Hext & Co., P.C. are attached hereto as Schedule 2.04 A, and the internally prepared interim financial statements of BTI for the period ending November 30, 1999, are attached hereto on Schedule 2.04 B. Such compiled and interim financial statements (collectively, the "BTI Financial Statements") (a) have been prepared in accordance with the books and records of BTI and are correct and complete in all material respects; (b) correctly reflect BTI's income, expenses, assets, and liabilities; and (c) except as to anticipated year end adjustments made in accordance with historical practices, present fairly the financial position and the results of operations of BTI at the dates and for the periods covered thereby, in accordance with generally accepted accounting principles ("GAAP") consistently applied. The BTI Financial Statements reflect all material liabilities or obligations of BTI, accrued, contingent, or otherwise, and all reserves therein are expected to be sufficient to provide for the losses contemplated thereby. Except as set forth in the BTI Financial Statements or on Schedule 2.04, BTI has no other claims, liabilities, or obligations that would or could, individually or in the aggregate, have a Material Adverse Effect and neither BTI nor Shareholder knows of any basis for the assertion of any such claim, liability, or obligation. BTI shall deliver to Micro-ASI, by January 20, 2000, internally prepared year-end financial statements of BTI for the period ending December 31, 1999 and shall permit Ernst & Young, LLP to review the books and records of BTI in connection with the preparation of audited financial statements for such period, at the cost of Micro-ASI.

         2.05. Laws. To the best knowledge of BTI and Shareholder, BTI has complied with all laws, rules, regulations, and ordinances (collectively, "Laws") applicable to it or its business. BTI has received no notice of any alleged violation of any Law. BTI has provided copies to Micro-ASI of all material licenses, franchises, permits, and governmental authorizations of BTI (collectively, the "Permits"). BTI possesses all Permits material to the conduct of its business as it is now being conducted. In connection with any real property owned, used, or leased by BTI (the "Real Property"), there is not currently, to the best knowledge of Shareholder and BTI: (a) any asbestos-containing thermal insulation or building products or PCB-containing products on the Real Property; (b) any active or inactive hazardous waste receptacles installed or maintained on the Real Property; (c) any unperformed environmental obligations; or (d) any hazardous or solid waste, material or substance spill, discharge or other release, on or from the Real Property.

         2.06. Taxes. Except as set forth on Schedule 2.06, BTI has duly filed all tax returns and reports required to be filed, and has paid or established adequate reserves for all taxes (including penalties and interest) which have, or will for current periods, become due. The income tax returns or reports of BTI fairly reflect the taxable income and taxes of BTI for the periods covered thereby. BTI has (a) not, to the best knowledge of Shareholder and BTI, violated any tax Law; (b) no waivers or agreements for the extension of time for the assessment of any tax; (c) no tax audit pending or, to the best knowledge of Shareholder and BTI, threatened; and (d) no tax deficiency or delinquency, or claim therefor, asserted against it. BTI has withheld or collected all monies due for income, social security, unemployment insurance, sales, excise, and use taxes, and the portion of any such taxes to be paid by BTI to governmental agencies has been paid to each such agency or set aside for payment in the manner required by applicable Law.

         2.07. Absence of Certain Changes. Except as set forth on Schedule 2.07, since November 30, 1999, BTI has not (a) suffered damage to or loss of any material assets; (b) contracted for or paid any single capital expenditure or total capital expenditures in excess of $10,000 and $50,000, respectively; (c) created or allowed a lien, claim, or encumbrance on any of its assets; (d) acquired or disposed of any material assets, except in the ordinary course of business; (e) incurred, assumed, or guaranteed any indebtedness; (f) forgiven, canceled, released, or otherwise waived any rights or claims; (g) entered into, modified, amended, or terminated, any material agreement; (h) except as provided below, made a loan or granted any bonus or benefit to Shareholder or any affiliate or employee of BTI;


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(i) adopted or executed any Plan (as hereinafter defined); (j) lost or terminated any material employee, supplier or customer; or (k) to the best knowledge of Shareholder and BTI, experienced any other Material Adverse Effect. In accordance with historical practices, BTI will grant a year end bonus to Shareholder in an amount necessary to offset Shareholder's phantom income and liability for calendar year 1999, which amount is not greater than $60,000.

         2.08. Title. Except as expressly stated in the BTI Financial Statements, BTI has good and marketable title to all assets reflected in the BTI Financial Statements (except as they have since been affected by transactions in the ordinary course of business and consistent with past practices) and BTI owns such assets free and clear of all liens, liabilities, claims, or encumbrances. All fixed assets owned or leased by BTI are in good condition and repair for their intended use in the ordinary course of business and conform in all material respects with all applicable Laws and there are no known defects therein.

         2.09. Proprietary Rights. Except as set forth on Schedule 2.09, (a) to the best knowledge of BTI and Shareholder, no third party consent is required for use of any of the patents, technology, know-how, processes, trademarks, copyrights, designs, or logos (the "Proprietary Rights") necessary for BTI to conduct its business; (b) no third party claim has been asserted relating to the ownership of or the right to use any Proprietary Right or challenging the validity of any license of BTI, and neither Shareholder nor BTI knows of any basis for any such claim; and (c) there is no claim or inquiry as to whether any product, activity, or operation of BTI, infringes upon any Proprietary Right of any third party, and no proceedings are pending or threatened which challenge the rights of BTI with respect thereto. If any interest in the Proprietary Rights is owned by Shareholder individually, such interest has been fully assigned or transferred to BTI prior to the date hereof. All Proprietary Rights of BTI are listed on Schedule 2.09.

         2.10. Labor Relations; Plans. There is not, either pending or threatened, against BTI any (a) unfair labor practice complaint, proceeding, or grievance; (b) discrimination charge, relating to sex, age, race, national origin, handicap, or veteran status; (c) representation question involving an attempt to organize a bargaining unit; or (d) direct or indirect, express or implied, obligation to pay severance pay to any officer or employee of BTI, or any consultant, agent, or other person or entity. BTI does not sponsor or maintain, is not a party to nor is it obligated under, any employee benefit law, rule, or regulation, or any employee benefit, pension, profit sharing, welfare benefit, or other plan (the "Plans"), nor is BTI obligated to create any Plan.

         2.11. Litigation. Except as set forth on Schedule 2.11, neither BTI nor Shareholder is a party to, and the business and assets of BTI are not the subject of, any pending or, to the best knowledge of Shareholder and BTI, threatened, suit, claim, action, litigation, or investigation initiated by or with any party or any administrative, arbitration, or other governmental authority, and Shareholder and BTI do not know of any basis for the assertion of any such suit, claim, action, litigation, or investigation. Neither BTI nor its business, assets, or employees are subject to any continuing court or administrative order, writ, injunction, or decree or continuing settlement agreement.

         2.12. Contracts. (a) Except as set forth on Schedule 2.12, BTI is not a party to, or bound by, any undischarged, written or oral contract or agreement relating to (i) employment; (ii) consulting; (iii) collective bargaining; (iv) restriction of BTI's right to compete, sell to, or purchase from any other person or entity; (v) any affiliate of BTI, or a person controlled directly or indirectly thereby, for the borrowing or lending of monies, the purchase or sale of goods, or the performance of services; (vi) payment or receipt of license fees or royalties to or from any person or entity;
(vii) agency, representation, distribution, or franchise; (viii) the providing of services; (ix) guaranty, performance, bid, or completion bond, or surety or indemnification; (x) the purchase, sale, ownership, use, or license of technology; (xi) lease or sublease of real or personal property; (xii) the purchase, sale, margining, or pledge of securities; (xiii) product service or warranty; or (xiv) sharing of profits, losses, costs, or liabilities (collectively, the "Contracts"). Each of the Contracts is in full force and effect and binding upon BTI and the other parties thereto. No material default by BTI or the other parties thereto has occurred or, to the best knowledge of Shareholder and BTI, been threatened. BTI has not received any complaint or claim under any Contract. All insurance premiums due by BTI have been paid and no notice of cancellation has been received with respect thereto.

                  (b) BTI has provided Micro-ASI a complete list of all (i) agreements (written or oral) between Shareholder, any entities owned or controlled (directly or indirectly, in whole or in part) by Shareholder, and/or his family members, on the one hand, and BTI, on the other hand; and (ii) all amounts due and owing thereon.


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         2.13.    Brokers and Finders. There are no claims for investment
bankers' fees, brokerage commissions, finders' fees or similar compensation in connection with the Acquisition.

         2.14. Investment Representations. Shareholder represents and warrants that:

                  1. he is selling the Shares for the consideration recited in Section 1.02, that being the Purchase Note, the Convertible Note, the Cash Note and any Micro-ASI Stock to be issued pursuant to Section 1.02, without being furnished any offering literature or prospectus.

                  2. he either (i) has a personal net worth or joint net worth with his spouse of greater than $1,000,000 or (ii) has individual income (not joint income with his spouse) in excess of $200,000 in each of the two most recent years (or joint income with his spouse in excess of $300,000 in each of those years) and has a reasonable expectation of reaching the same income level in the current year, and he has no reason to anticipate any change in personal circumstances, financial or otherwise, that may cause or require any sale or distribution of the Convertible Note or the Micro-ASI Stock into which the Convertible Note may be converted.

                  3. he is at least 21 years of age and a bona fide resident and domiciliary (not a temporary or transient resident) of Texas, and has no present intention of becoming a resident of any other state or jurisdiction, and Shareholder represents that these statements are now true and have been true since prior to the first offer to him of an opportunity to invest in the Convertible Note and the Micro-ASI Stock into which the Convertible Note may be converted.

                  4. Shareholder understands, among other things, that (i) the receipt of the Convertible Note and the Micro-ASI Stock into which the Convertible Note may be converted is a speculative investment which involves a high degree of risk of loss to Shareholder, (ii) it is unlikely that there will be a trading market for the Convertible Note, (iii) there is no assurance there will be a trading market for the Micro-ASI Stock, (iv) the Convertible Note will not be freely transferable at any time, and (v) there is no assurance the Micro-ASI Stock will be freely transferrable. Accordingly, it may not be possible for Shareholder to liquidate the investment in the Convertible Note or the Micro-ASI Stock into which the Convertible Note may be converted, or any portion thereof, in case of emergency, if at all.

                  5. Shareholder is able (i) to bear the economic risk of the investment in the Convertible Note and the Micro-ASI Stock into which the Convertible Note may be converted, and (ii) to afford a complete loss of his investment.

                  6. Shareholder is familiar with the nature of and risks attending investments in securities generally and in a company (such as Micro-ASI) in the Business (as hereinafter defined), such risks to include, but not be limited to, the general risks of the securities market and the fact that Micro-ASI has limited operating history; and has determined that the purchase of the Convertible Note and the Micro-ASI Stock into which the Convertible Note may be converted is consistent with his investment objectives and income prospects.

                  7. Shareholder confirms that (i) he has relied on its own knowledge and experience or the advice of his own counsel, accountants, or advisors with regard to the tax and other considerations involved in making an investment in the Convertible Note and the Micro-ASI Stock into which the Convertible Note may be converted, (ii) he has had the opportunity to obtain any information from and to ask questions of Micro-ASI and Micro-ASI's representatives, and has received such requested information and satisfactory answers to such questions, concerning any and all information Shareholder believes might be material to an evaluation of the terms, conditions, merits and risks of any investment in Micro-ASI, and (iii) no representations have been made to Shareholder concerning the Convertible Note, the Micro-ASI Stock into which the Convertible Note may be converted, Micro-ASI, its business, or prospects, or other matters, except as set forth in this Agreement.

                  8. Shareholder understands that neither the Convertible Note nor the Micro-ASI Stock into which the Convertible Note may be converted has been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the laws of any state and are being offered under an exemption from registration thereunder. Shareholder represents and warrants that the Convertible Note and the Micro-ASI Stock into which the Convertible


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Note (other than on a public exchange should such Micro-ASI Stock become publicly traded) may be converted are being acquired by Shareholder solely for his own account, for investment purposes only, and are not being acquired with a view to, or in connection with, any resale, distribution, subdivision, fractionalization, or other distribution thereof. Shareholder has no agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge any part of the Convertible Note or the Micro-ASI Stock into which the Convertible Note may be converted or which would guarantee to Shareholder any profit or against any loss with respect to such Convertible Note or Micro-ASI Stock into which the Convertible Note may be converted. Shareholder has no plans to enter into any such agreement or arrangement, and, consequently, Shareholder understands that it must bear the economic risk of the investment for an indefinite period of time because neither the Convertible Note nor the Micro-ASI Stock into which the Convertible Note may be converted, or any part thereof, can be sold or otherwise transferred unless they are subsequently registered under the Securities Act (which Micro-ASI is not obligated and does not plan to do) and any applicable state law or an exemption from such registration is available.

                  9. There have been no representations, guaranties, or warranties made to Shareholder by Micro-ASI, or its agents or employees, or by any other person, expressly or by implication, with respect to (i) the approximate length of time that Shareholder will be required to remain an owner of the Micro-ASI Stock if the Convertible Note is converted, (ii) the percentage of profit and/or amount of or type of consideration, profit, or loss (including tax benefits) to be realized, if any, as a result of investment in the Convertible Note or the Micro-ASI Stock into which the Convertible Note may be converted, or (iii) the possibility that the past performance or experience on the part of any officer or director of Micro-ASI or of any other person might in any way indicate the predictable results of operations of the Micro-ASI, or of ownership of the Convertible Note or the Micro-ASI Stock into which the Convertible Note may be converted.

                  10. Shareholder understands that the exemptions under Rule 144 under the Securities Act are not now, and may not be, available with respect to the Convertible Note or the Micro-ASI Stock into which the Convertible Note may be converted because of the conditions and limitations of Rule 144; that in the absence of the availability of such Rule any disposition by Shareholder of any portion of the Convertible Note or the Micro-ASI Stock into which the Convertible Note may be converted would require compliance with another exemption under the Securities Act.

                  11. Shareholder understands that the officers and/or directors of Micro-ASI will make notations in the appropriate records of Micro-ASI of the restrictions on the transferability of the Convertible Note and the Micro-ASI Stock into which the Convertible Note may be converted and may stamp or affix to any document or instrument representing any part of the Convertible Note and the Micro-ASI Stock into which the Convertible Note may be converted an appropriate legend stating, in effect, that the Convertible Note and the Micro-ASI Stock into which the Convertible Note may be converted have not been registered under the Securities Act and that transfers thereof are prohibited unless such transfers comply with the Securities Act and applicable state securities laws or unless an opinion of counsel satisfactory to Micro-ASI is furnished by Shareholder to the effect that an exemption from registration under the Securities Act and applicable state securities laws is available or is not required.

                  12. Shareholder understands that no federal or state agency has passed on or made any recommendation or endorsement of the Convertible Note or the Micro-ASI Stock into which the Convertible Note may be converted or any portion thereof.

         2.15. Disclosure. Neither BTI nor Shareholder is aware of any event that has occurred, or will occur as a result of the transactions contemplated hereby (except the possible loss of business from Telstrat, Inc. and other existing customers to the extent that the business plan of BTI, to be mutually agreed upon by Micro-ASI and Shareholder, adversely affects the ability of BTI to service such customers), with respect to BTI, BTI's customers, or BTI's suppliers that will materially adversely impact, or that is reasonably likely to materially adversely impact, BTI's business, liquidity, capital resources, and/or results of operations (general economic trends and general business trends applicable to all business are expressly excluded from this Section 2.15).


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


            ARTICLE III: REPRESENTATIONS AND WARRANTIES OF MICRO-ASI

         Micro-ASI represents and warrants to Shareholder that the following are true and correct as of the Closing Date:

         3.01. Organization. Micro-ASI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, and has the corporate power and authority to own or lease its assets and to carry on its business as it is now being conducted. Micro-ASI has the corporate power to enter into this Agreement and to carry out its obligations hereunder.

         3.02. Binding Effect; No Violation. This Agreement constitutes a valid and binding agreement of Micro-ASI, enforceable against it in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate or conflict with any document to which Micro-ASI is a party or is bound, or result in the creation of any lien, charge, or encumbrance upon any asset of Micro-ASI;
(b) to the best knowledge of Micro-ASI, violate or conflict with any law, regulation, permit, authorization, franchise, license, judgment, order, writ, injunction, or decree of any court or governmental authority applicable to Micro-ASI; or (c) have a material adverse effect on Micro-ASI. No authorization, consent, or approval of, or filing with, any governmental authority is necessary for the consummation by Micro-ASI of the transactions contemplated hereby.

         3.03. Capitalization. The capital stock of Micro-ASI as of December 31, 1999 consists solely of 19,226,111 shares, $.001 par value per share, all of which are fully paid, validly issued, and nonassessable.

         3.04. Financial Statements. The audited financial statements of Micro-ASI, for the period ending December 31, 1998, which have been prepared by Ernst & Young, LLP, and the internally prepared interim financial statements for Micro-ASI for the period ending September 30, 1999, are attached hereto on
Schedule 3.04 (collectively, the "Micro-ASI Financial Statements") (a) have been prepared in accordance with GAAP and are correct and complete in all material respects; (b) correctly reflect Micro-ASI's income, expenses, assets, and liabilities; and (c) present fairly the financial position and the results of operations of Micro-ASI at the dates and for the periods covered thereby, in accordance with GAAP.

         3.05. Laws. To the best knowledge of Micro-ASI, Micro-ASI has complied with all Laws applicable to it or its business. Micro-ASI has received no notice of any alleged violation of any Law. Micro-ASI possesses all Permits material to the conduct of its business as it is now being conducted.

         3.06. Taxes. Micro-ASI has duly and timely filed all tax returns and reports required to be filed, and has paid or established adequate reserves for all taxes (including penalties and interest) which have, or will for current periods, become due. The income tax returns or reports of Micro-ASI fairly reflect the taxable income and taxes of Micro-ASI for the periods covered thereby.

         3.07. Title. Except as expressly stated in the Micro-ASI Financial Statements, Micro-ASI has good and marketable title to all assets reflected in the Micro-ASI Financial Statements (except as they have since been affected by transactions in the ordinary course of business and consistent with past practices) and Micro-ASI owns such assets free and clear of all liens, liabilities, claims, or encumbrances. All fixed assets owned or leased by Micro-ASI are in good condition and repair for their intended use in the ordinary course of business and conform in all material respects with all applicable Laws and there are no known defects therein.

         3.08. Proprietary Rights. Micro-ASI owns all of the Proprietary Rights necessary to conduct its business without conflict with the rights of others.

         3.09. Litigation. Micro-ASI is not a party to, and the business and assets of Micro-ASI are not the subject of, any pending or, to the best knowledge of Micro-ASI, threatened, suit, claim, action, litigation, or investigation initiated by or with any party or any administrative, arbitration, or other governmental authority, and Micro-ASI does not know of any basis for the assertion of any such suit, claim, action, litigation, or investigation.

         3.10. Brokers and Finders. There are no claims through Micro-ASI for investment bankers' fees, brokerage commissions, finders' fees or similar compensation in connection with the Acquisition.

          ARTICLE IV: JOINT COVENANTS OF MICRO-ASI AND THE SHAREHOLDER

         4.01. Cooperation. Micro-ASI and Shareholder will (a) cooperate with one another to determine whether any filings with or authorizations or consents from, any governmental authority or third party, are required prior to the Closing Date in connection with the transactions contemplated hereby and cooperate in making any such filings or obtaining any such consents; (b) keep each other informed in regards to the transactions contemplated hereby; (c) cooperate with one another and expend reasonable amounts in order to remove any impediments to the consummation of the transactions contemplated hereby; (d) take such actions as the other party may reasonably request to consummate the transactions contemplated hereby; and (e) use all reasonable efforts to satisfy all conditions precedent specified in Articles VII and VIII herein.

         4.02. Commission. The parties agree that BTI shall pay to Micro-ASI a commission of fifty percent (50%) of the net profits realized by BTI from business referred to, or placed with, BTI by Micro-ASI. Such payments shall be made semi-annually. The term "net profits" shall be defined as revenue less cost of goods sold, less normal operating expenses, less general and administrative expense, less any inter-company expense allocation, less any Federal income tax expense incurred or allocated.

                     ARTICLE V: COVENANTS OF THE SHAREHOLDER

         5.01. Notice of any Material Change. Shareholder, promptly after the first notice or occurrence thereof, but not later than the Closing Date, has disclosed or will disclose to Micro-ASI in writing any event or the existence of any state of facts that (a) had such event occurred or such facts existed or been known at the date hereof, would have been required to have been set forth in this Agreement; (b) would have made any of the representations and warranties in this Agreement untrue in any material respect; or (c) would otherwise have constituted a Material Adverse Effect. No notice hereunder will have any effect for the purpose of determining the satisfaction of or compliance with the conditions to the obligations of the parties set forth elsewhere in this Agreement.

         5.02. Conduct of Business. Shareholder and BTI jointly and severally agree that prior to the Closing Date BTI shall operate its business only in the ordinary course, and Shareholder shall use his best efforts to preserve intact the business of BTI and to retain its present customers, suppliers and employees so that they will be available to BTI after the Closing. Neither BTI nor Shareholder shall take any action that might impair the business or assets of BTI without the prior written consent of Micro-ASI.

         5.03. Noncompetition and Nonemployment. Shareholder acknowledges and agrees that Micro-ASI, through its ownership and operation of BTI and otherwise is engaged in the business of designing and manufacturing printed circuit boards and electronic products using flip-chip technology (the "Business"). Shareholder acknowledges that any proprietary information that he has acquired or will acquire relating to Micro-ASI or any other person or entity controlling, controlled by, or under common control with, Micro-ASI, including, but not limited to, BTI (a "Micro-ASI Affiliate"), will enable him to injure Micro-ASI or a Micro-ASI Affiliate if he competes with Micro-ASI or a Micro-ASI Affiliate in the Business within fifty miles of the city limits of Dallas or Fort Worth, Texas. As such, Shareholder covenants and agrees that he shall be bound by the noncompetition and nonemployment provisions set forth in his employment agreement with BTI to be executed as of the Closing Date.

         5.04. Preferred Share. Prior to Closing, BTI shall create and issue one (1) share of preferred stock (the "Preferred Share") granting Shareholder
(i) the right to designate certain board members of BTI (as set forth in Section 6.01) and (ii) approval rights for the filing of a voluntary bankruptcy by BTI. At Closing, such Preferred Share shall be delivered to American Escrow Company, Inc. (the "Escrow Agent") to be held pursuant to the terms of the escrow agreement in the form attached hereto as Exhibit E, the terms of which are incorporated herein by reference for all purposes (the "Escrow Agreement").

                       ARTICLE VI: COVENANTS OF MICRO-ASI

         6.01. Board of Directors of BTI. Prior to (a) the payment in full of the Cash Note, (b) the funding of $750,000 pursuant to Section 6.02, (c) the release of Gary Bottoms from his guaranty of BTI's indebtedness, and (d) Micro-ASI's completion of its initial public offering, the Board of Directors of BTI (the "Board") shall consist of three (3) persons, two (2) of which will be designated by Gary Bottoms and one (1) of which will be designated by Micro-ASI. After (a) the payment in full of the Cash Note, (b) the funding of $750,000 pursuant to Section 6.02, (c) the release of Gary Bottoms from his guaranty of BTI's indebtedness, and (d) Micro-ASI's completion of its initial public offering, the Board shall be designated solely by Micro-ASI. Notwithstanding any other provision to this Section 6.01, in the event of the (w) death or Disability of Gary Bottoms, (x) the Termination for Mismanagement of Gary Bottoms, (y) the Termination for Just Cause of Gary Bottoms or (z) the Resignation Without Good Reason of Gary Bottoms (all as defined in his Employment Agreement (as defined in Section 7.05 hereof) with BTI), Micro-ASI, immediately upon the occurrence of such event and without the consent of Gary Bottoms, shall have the right to designate all members of the Board.

         6.02. Investment in BTI. Micro-ASI shall make a contribution to the capital to BTI in property used for production of flip-chip assembly reasonably acceptable to Shareholder and consistent with the business plan of Micro-ASI, as may be modified from time to time, in the amount of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) within ninety (90) days of receipt of proceeds by Micro-ASI of one or more private placements, from and after the date hereof, having an aggregate gross offering amount in excess of Six Million and No/100 Dollars ($6,000,000.00).

         6.03. Registration Rights. If at any time after the Effective Date, Micro-ASI proposes to register any of the Micro-ASI Stock, Micro-ASI shall give prompt written notice ("Piggyback Notice") to Shareholder of its intention to effect such registration. Upon written request of Shareholder made within twenty
(20) days after delivery of any Piggyback Notice (which request shall specify the number of shares of Micro-ASI Stock requested to be included in such registration by Shareholder), Micro-ASI shall use its best efforts to cause to be included in such registration all Micro-ASI Stock that Shareholder has so requested be included in such registration; provided however, that if, at any time after giving the Piggyback Notice and before the effective date of the registration statement filed in connection with such registration, Micro-ASI determines for any reason not to register, or to delay the registration of, such Micro-ASI Stock, Micro-ASI, at its election, may give written notice of such determination to Shareholder and, thereupon, shall be relieved of its obligation to register any Micro-ASI Stock of Shareholder in connection with such registration and shall incur no liability to Shareholder for its failure to do so. If any investment banker or underwriter of the initial public offering of Micro-ASI restricts the number of shares of Micro-ASI Stock that the current shareholders may sell in the initial public offering of Micro-ASI, then Shareholder shall have the right to register and sell such number of his shares of Micro-ASI Stock equal to one-third (1/3) of the total number of shares that may be registered and sold by the group of shareholders of Micro-ASI consisting of Joel E. Claybrook, Cecil E. Smith, Jr. and Shareholder (collectively, the "Control Group") until the value of such shares equals $2,500,000.00, at which time Shareholder may register and sell his remaining shares of Micro-ASI Stock on a pro rata basis with the Control Group based on the then existing number of shares of Micro-ASI Stock held by Shareholder and the number of shares of Micro-ASI Stock owned by Joel E. Claybrook and Cecil E. Smith, Jr. as of the date of this Agreement.

         6.04. Commingling of Assets. Micro-ASI agrees that until the earlier to occur of (a) the conversion of the Convertible Note, (b) all amounts due to Shareholder pursuant to Section 1.02 have been paid in full or (c) the completion of the initial public offering by Micro-ASI, Micro-ASI (y) shall not commingle the asset of BTI with the assets of Micro-ASI and (z) shall maintain separate bank accounts.

                      ARTICLE VII: CONDITIONS PRECEDENT TO
                             MICRO-ASI'S OBLIGATIONS

         The obligations of Micro-ASI to consummate the transactions contemplated by this Agreement will be subject to satisfaction on or before the Closing Date of each of the following conditions:

         7.01. Absence of Litigation. No governmental authority shall have instituted, or threatened in writing to institute, any action or proceeding seeking to enjoin, restrain, or otherwise prohibit the consummation of the transactions contemplated by this Agreement, and no order, judgment, or decree by any court or governmental authority shall be in effect that enjoins, restrains, or prohibits the same or otherwise would materially interfere with the operation of Micro-ASI or BTI after the Acquisition.

         7.02. No Material Adverse Change. There shall have been no material adverse change in the condition (financial or otherwise), business, operations, or assets of BTI.

         7.03. Release of Liens. Except as provided on Schedule 7.03, all liens and/or charges registered or filed against BTI in favor of any person or entity shall have been released and any financing statements on file with respect thereto shall have been terminated.

         7.04. Taxes. All taxes due and payable by BTI shall have been paid or accrued.

         7.05. Employment Agreement. Shareholder shall have executed an employment agreement with BTI in the form of Exhibit F (the "Employment Agreement").

         7.06. Due Diligence. Micro-ASI and its accountants, attorneys and representatives shall have conducted a due diligence review, satisfactory to Micro-ASI at Micro-ASI's sole discretion, of the assets, liabilities and business of BTI.

                    ARTICLE VIII: CONDITIONS PRECEDENT TO THE
                            SHAREHOLDER'S OBLIGATIONS

         The obligations of Shareholder to consummate the transactions contemplated by this Agreement will be subject to the satisfaction on or before the Closing Date of the following conditions:

         8.01 Absence of Litigation. No governmental authority shall have instituted, or threatened in writing to institute, any action or proceeding seeking to enjoin, restrain, or otherwise prohibit the consummation of the transactions contemplated by this Agreement, and no order, judgment, or decree by any court or governmental authority shall be in effect that enjoins, restrains, or prohibits the same or otherwise would materially interfere with the operation of BTI of Micro-ASI after the Acquisition.

         8.02. No Material Adverse Change. There shall have been no material adverse change in the condition (financial or otherwise), business, operations, or assets of Micro-ASI.

         8.03. Taxes. All taxes due and payable by Micro-ASI shall have been paid or accrued.

         8.04. Due Diligence. BTI and its accountants, attorneys and representatives shall have conducted a due diligence review, satisfactory to BTI at BTI's sole discretion, of the assets, liabilities and business of Micro-ASI .




                           ARTICLE IX: INDEMNIFICATION

         9.01. Indemnification. Shareholder covenants and agrees to indemnify Micro-ASI and BTI against any loss, expense, liability, taxes, or other damage, including the reasonable costs of investigation, interest, penalties and attorneys' and accountants' fees ("Damages"), actually incurred by Micro-ASI or BTI in connection with, arising from, or attributable to (a) any breach or inaccuracy of any representation or warranty made by Shareholder or BTI herein;
(b) any breach or failure of Shareholder or BTI to perform any agreement or covenant herein; (c) any taxes of BTI relating to periods prior to the Closing Date; (d) any product liability claim against BTI relating to periods prior to the Closing Date; (e) any litigation or claim against BTI relating to periods prior to the Closing Date; or (f) the conduct of the business of BTI prior to the Closing Date.

Micro-ASI and BTI shall not be indemnified pursuant to Section 9.01 until the aggregate of all Damages under Section 9.01 exceed $30,000.00. Upon all such Damages exceeding $30,000.00, Micro-ASI and BTI shall be indemnified for all Damages under Section 9.01.

         9.02. Expiration of Indemnity; Fraud. No new claim for indemnification under Section 9.01 may be made after the expiration of one (1) year from the date of the change of control of the Board to Micro-ASI as set forth in Section 6.01. Any unresolved claim may continue to be pursued. Notwithstanding any provision in this Agreement to the contrary, the liability of Shareholder for fraudulent conduct shall be subject only to applicable statutes of limitations.

         9.03. Survival of Representations; Warranties. No disclosure by Shareholder or BTI nor any investigation by or on behalf of Micro-ASI with respect to BTI or Shareholder shall be deemed to affect Micro-ASI's reliance on the representations, warranties, covenants, or agreements contained herein or to waive Micro-ASI's rights to indemnity as provided herein for the breach or inaccuracy or failure to perform or comply with any representation, warranty, covenant, or agreement of Shareholder or BTI. The indemnity obligations of Shareholder under this Article IX (and the representations, warranties, covenants, and agreements of Shareholder and BTI) shall survive the Closing until the expiration of the period set forth in Section 9.02.

                               ARTICLE X: REMEDIES

         10.01. Remedies. The parties hereto acknowledge that a refusal by a party to consummate the transactions contemplated hereby will cause irreparable harm to the other parties, for which there may be no adequate remedy at law. A party not in default at the time of such refusal shall be entitled, in addition to other remedies at law or in equity, to specific performance of this Agreement by the party that refused to consummate the transactions contemplated hereby. At any time after the occurrence of an event of default and the expiration of any cure period, if any, under this Agreement or any document executed in connection herewith the non-defaulting party may exercise any right or remedy available to such party, whether at law or in equity. The exercise of any such right shall not be exclusive of any other right available to such party with respect to such event of default or any other event of default, from time to time, whether at law or in equity.

         10.02. Remedies of BTI. After the Closing, BTI shall have the same rights and benefits under this Agreement as does Micro-ASI with respect to the representations, warranties, and covenants of Shareholder and BTI contained herein, as fully as if such representations, warranties, and covenants had been made to or with BTI in lieu or in place of Micro-ASI. In any proceeding by BTI to assert or prosecute any claims under, or to otherwise enforce, this Agreement, Shareholder agrees that it or he shall not assert as a defense or bar to recovery by BTI or Micro-ASI and hereby waives any right to so assert such defense or bar such recovery, that (a) prior to the Closing, BTI shall have had knowledge of the circumstances giving rise to the claim being pursued by it or Micro-ASI; (b) prior to the Closing, BTI engaged in conduct or took action that caused or brought about the circumstances giving rise to its or Micro-ASI's claim, or otherwise contributed thereto; (c) BTI is estopped from asserting or recovering upon its claim by reason of having joined in the representations, warranties, and covenants made by Shareholder in this Agreement; or (d) Shareholder has a right of contribution from BTI to the extent that there is any recovery against him.


                            ARTICLE XI: MISCELLANEOUS

         11.01. GOVERNING LAW. THE INTERNAL LAWS (AND NOT THE CONFLICTS OF LAWS RULES) OF TEXAS GOVERN THIS AGREEMENT AND EACH OF THE PARTIES ON ITS BEHALF AND ON BEHALF OF ITS SUCCESSORS AND ASSIGNS HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE OF PROCESS AND VENUE IN THE FEDERAL AND STATE COURTS OF DALLAS COUNTY, TEXAS.

         11.02. Expenses. Each party hereto shall bear its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby; provided however, if Micro-ASI fails to close this transaction for any reason, other than failure of a condition set forth in
Article VII, Micro-ASI shall pay to

BTI an amount up to $15,000 for any attorney and accounting fees, costs, or expenses incurred by BTI and/or Shareholder in connection with this transaction.

         11.03. Notices. All notices hereunder will be in writing and will be deemed given if delivered personally, by delivery service, FedEx or other nationally recognized overnight delivery service, or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth opposite each party's name on the signature page hereof (or at such other address for a party as will be specified by like notice) and will be deemed given on the date on which so delivered or on the third business day following the date on which so mailed to the address set forth opposite the name of such party on the signature page hereof. A copy (which shall not constitute notice) of any such notice to (a) Micro-ASI shall also be sent to Gardere & Wynne, L.L.P., c/o David Segrest, 1601 Elm Street, Suite 3000, Dallas, Texas 75201, and
(b) BTI and Shareholder shall also be sent to Kane, Russell, Coleman & Logan, c/o Gordon B. Russell, 1601 Elm Street, Suite 3700, Dallas, Texas 75201.

         11.04. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such provision was never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         11.05. Failure of IPO. If Shareholder exercises his conversion rights under the Convertible Note, in anticipation of an initial public offering by Micro-ASI, and if such initial public offering is not consummated, Shareholder shall have the right to exchange the Micro-ASI shares into which the Convertible Note was converted for a new convertible note on the same terms and conditions as the Convertible Note.

         11.06. Miscellaneous. This Agreement may be modified only by a writing signed by all parties hereto. This Agreement may be executed in counterparts. Faxed copies of manually executed signature pages to this Agreement will be fully binding and enforceable without the need for delivery of the manually executed signature page. This Agreement shall not be assignable and any attempted assignment of this Agreement shall be void. This Agreement and the Schedules, Exhibits, and documents attached hereto constitute the entire agreement, and supersede all other prior agreements, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. All Schedules, Exhibits, documents, and agreements referred to herein or attached hereto are incorporated by reference herein. The headings are for reference purposes only and do not affect in any way the meaning or interpretation hereof. Use of "herein," "hereof," "hereby," or similar terms refer to this Agreement as a whole. The reference to any gender shall be construed to include the masculine, feminine, and neuter.

         11.07. Satisfaction of Terminating Event. Concurrently with, and as a condition to Micro-ASI's requirement to perform, each of (a) the payment in full of the Cash Note, (b) the funding of $750,000 pursuant to Section 6.03, (c) the release of Gary Bottoms from his guarantee of BTI's indebtedness and (d) if reasonably requested by Micro-ASI, the performance of any other obligation of Micro-ASI pursuant to this Agreement or any other document or agreement executed in connection herewith, Shareholder shall execute a Satisfaction of Terminating Event (as defined in the Escrow Agreement) in a form reasonably satisfactory to Micro-ASI, evidencing the occurrence and/or satisfaction of each such event.

         11.08. Preferred Stock. Concurrently with the funding of $750,000 pursuant to Section 6.03, Shareholder agrees to grant to Micro-ASI a security interest in the Preferred Stock to secure the performance of Shareholder's obligations under this Agreement, and the other documents and agreements executed in connection herewith. Shareholder shall execute, deliver and permit to be filed such documents as Micro-ASI may reasonably require to reflect such security interest in the Preferred Stock.

                         [Signatures on Following Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

Addresses:                           MICRO-ASI INC.

12655 North Central Expressway
Suite 1000                           By:
Dallas, Texas 75243                     ----------------------------------------
Telecopy:  972-392-9639                 Joel E. Claybrook, President
Attn:  President

                                     SHAREHOLDER:


1440 Plummer Drive                   By:
Rockwall, Texas 75087                   ----------------------------------------
                                        Gary Bottoms


                                     BEST TECHNOLOGIES, INC.
710 Business Way
Wylie, Texas 75098-1645
Telecopy: (972) 429-9217             By:
                                        ----------------------------------------
Attn: President                         Gary Bottoms, President


Joel E. Claybrook and Cecil E. Smith, Jr. are executing this Agreement solely to evidence their agreement with the provisions of Section 6.03 hereof.

                                        ----------------------------------------
                                        Joel E. Claybrook


                                        ----------------------------------------
                                        Cecil E. Smith, Jr.

         The undersigned, Vivian M. Bottoms, spouse of Gary Bottoms, the sole shareholder of BTI, hereunto subscribes her name in evidence of her agreement and consent to the terms of this Agreement and the sale to Micro-ASI of 1000 shares of common stock of BTI, no par value per share, owned by Gary Bottoms, pursuant to the terms hereof.


                                        ----------------------------------------
                                        Vivian M. Bottoms


SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

                                    EXHIBIT A

                                 PROMISSORY NOTE

$2,500,000.00                                                    January 1, 2000

         FOR VALUE RECEIVED, Micro-ASI Inc., a Texas corporation ("Maker"), hereby promises to pay to the order of Gary Bottoms, a Texas resident ("Payee"), at the time and in the manner hereinafter provided, the principal sum of $2,500,000.00, together with interest on the unpaid principal balance outstanding from time to time at 5% per annum. This Note shall be payable at 1440 Plummer Drive, Rockwall, Texas 75087 or at such other address as the holder (as hereinafter defined) shall from time to time designate.

         The unpaid principal and all accrued and unpaid interest on this Note shall be due and payable on the earlier to occur of (i) December 31, 2001 or
(ii) ten (10) days after the closing of the initial public offering by Maker.

         Unpaid and past due principal and (to the extent permitted by law) interest shall bear interest at a per annum interest rate equal to the lesser of 10% per annum or the maximum rate allowed by law from the due date thereof until paid.

         Time is of the essence in the payment of this Note. If this Note is given to an attorney for collection (whether or not suit is filed), or if this
Note is collected through any legal or bankruptcy proceedings, then Maker agrees to pay, in addition to all sums then due hereon, all expenses of collection, including, without limitation, reasonable attorneys' fees.

         This Note may be prepaid without premium or penalty. Any prepayment shall be applied first to accrued, but unpaid, interest with any balance applied to unpaid principal.

         The holder shall be entitled to accelerate this Note and declare all unpaid sums due hereunder immediately due and payable upon an Event of Default as set forth in that certain Stock Pledge Agreement dated the date hereof between Maker and Payee.

         Maker and any and all sureties, guarantors, and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment, notice of default, notice of dishonor, protest and notice of protest, notice of intention to accelerate, notice of acceleration, any other notice and diligence in collecting and bringing suit against any party hereto and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange, or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for the holder, in order to enforce payment of this Note, to first institute or exhaust the holder's remedies against Maker or any other party liable therefor or against any security for this Note. No delay on the part of the holder in exercising any power or right under this Note shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude further exercise of that power or right.

         All agreements between Maker and the holder, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, or otherwise, shall the amount paid, or agreed to be paid, to the holder for the use, forbearance, or detention of the funds advanced pursuant to this Note, or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document or instrument evidencing, securing, or pertaining to this Note exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever, fulfillment of any provision hereof or any other document or instrument exceeds the maximum amount of interest prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the holder shall ever receive anything of value deemed interest by applicable law, which would exceed interest at the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note or on account of any other principal indebtedness of Maker to the holder, and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of this Note and such other indebtedness, such excess shall be refunded to Maker. All sums paid, or agreed to be paid, by Maker for the use, forbearance, or detention of the indebtedness of Maker to the holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of this Note and all agreements between Maker and the holder (notwithstanding any provision to the contrary in this Note or in any other agreement).

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH TEXAS LAW WITHOUT REGARD TO THE CONFLICTS LAWS OF TEXAS.

         The invalidity or unenforceability in particular circumstances of any provision of this Note shall not extend beyond such provision or such circumstances and no other provision of this Note shall be affected thereby.

         All references to Maker herein shall, and shall be deemed to, include Maker's successors and assigns, and all covenants, stipulations, promises, and agreements contained herein by or on behalf of Maker shall also be binding upon Maker's successors and assigns. As used in this Note, the word "holder" shall mean the Payee(s) or other endorsee(s) of this Note who is in possession of it, or the bearer(s) of this Note, if this Note is at the time payable to the bearer(s). All rights of the holder shall inure to the benefit of the holder's successors and assigns.

         Unless and until Maker shall have completed its initial public offering, (i) this Note shall be non-recourse to Maker and performance hereunder shall be secured only by that certain Stock Pledge Agreement dated the date hereof between Maker and Payee; and (ii) Payee shall not enforce the liability and obligation of Maker to perform and observe the obligations contained in this Note by any action or proceeding wherein a money judgment shall be sought against Maker, except Payee may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Payee to enforce and realize upon its interest under this Note pursuant to the Stock Pledge Agreement. Following the completion by Maker of its initial public offering, unless Payee has otherwise foreclosed on the Collateral (as defined in the Stock Pledge Agreement), Payee shall have full recourse, at law and in equity, against Maker for Maker's obligation's under this Note.



         EXECUTED to be effective as of the date first written above.

                                         MAKER:

                                         MICRO-ASI INC.


                                         By:
                                            ------------------------------------
                                            Joel E. Claybrook, President

                                    EXHIBIT B

                                 PROMISSORY NOTE

$1,416,667.00                                                    January 1, 2000

         FOR VALUE RECEIVED, Micro-ASI Inc., a Texas corporation ("Maker"), hereby promises to pay to the order of Gary Bottoms, a Texas resident ("Payee"), at the time and in the manner hereinafter provided, the principal sum of $1,416,667.00, together with interest on the unpaid principal balance outstanding from time to time at 5% per annum. This Note shall be payable at 1440 Plummer Drive, Rockwall, Texas 75087 or at such other address as the holder (as hereinafter defined) shall from time to time designate.

         The accrued and unpaid interest on this Note shall be payable monthly from and after the date hereof with the first such payment due and payable on February 1, 2000 and successive payments on the first (1st) of each successive month thereafter. Unpaid principal and all accrued and unpaid interest shall be due and payable on December 31, 2001.

         Unpaid and past due principal and (to the extent permitted by law) interest shall bear interest at a per annum interest rate equal to the lesser of 10% per annum or the maximum rate allowed by law from the due date thereof until paid.

         Time is of the essence in the payment of this Note. If this Note is given to an attorney for collection (whether or not suit is filed), or if this
Note is collected through any legal or bankruptcy proceedings, then Maker agrees to pay, in addition to all sums then due hereon, all expenses of collection, including, without limitation, reasonable attorneys' fees.

         This Note may not be prepaid prior to an initial public offering by Maker. After the initial public offering by Maker, this Note may be prepared without premium or penalty. Any prepayment shall be applied first to accrued, but unpaid, interest with any balance applied to unpaid principal.

         The holder shall be entitled to accelerate this Note and declare all unpaid sums due hereunder immediately due and payable upon the occurrence of an Event of Default under that certain Stock Pledge Agreement dated the date hereof between Maker and Payee securing the repayment of this Note.

         Until this Note is paid in full, the holder may, at any time, make a one time election to convert all or any portion of the outstanding principal amount of this Note into shares of the common stock, $.001 par value per share, of Maker (the "Micro-ASI Stock"), at a conversion price of $1.00 per share, by giving written notice to Maker. Within fifteen (15) days of receipt of such written notice, Maker shall (i) issue to holder the number of shares of the Micro-ASI Stock equal to the amount of the outstanding principal balance of this Note holder elects to convert (rounded down to the nearest dollar) divided by $1.00 and (ii) pay to holder cash in an amount equal to all accrued and unpaid interest on this Note and any remaining principal not converted to Micro-ASI Stock. No fractional shares shall be issued. Upon the issuance of such shares of Micro-ASI Stock and the payment of such cash, holder shall mark this Note paid in full and shall return the original Note to Maker.

         Maker and any and all sureties, guarantors, and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment, notice of default, notice of dishonor, protest and notice of protest, notice of intention to accelerate, notice of acceleration, any other notice and diligence in collecting and bringing suit against any party hereto and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange, or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for the holder, in order to enforce payment of this Note, to first institute or exhaust the holder's remedies against Maker or any other party liable therefor or against any security for this Note. No delay on the part of the holder in exercising any power or right under this Note shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude further exercise of that power or right.

         All agreements between Maker and the holder, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, or otherwise, shall the amount paid, or agreed to be paid, to the holder for the use, forbearance, or detention of the funds advanced pursuant to this Note, or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document or instrument evidencing, securing, or pertaining to this Note exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever, fulfillment of any provision hereof or any other document or instrument exceeds the maximum amount of interest prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the holder shall ever receive anything of value deemed interest by applicable law, which would exceed interest at the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note or on account of any other principal indebtedness of Maker to the holder, and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of this Note and such other indebtedness, such excess shall be refunded to Maker. All sums paid, or agreed to be paid, by Maker for the use, forbearance, or detention of the indebtedness of Maker to the holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of this Note and all agreements between Maker and the holder (notwithstanding any provision to the contrary in this Note or in any other agreement).

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH TEXAS LAW WITHOUT REGARD TO THE CONFLICTS LAWS OF TEXAS.

         The invalidity or unenforceability in particular circumstances of any provision of this Note shall not extend beyond such provision or such circumstances and no other provision of this Note shall be affected thereby.

         All references to Maker herein shall, and shall be deemed to, include Maker's successors and assigns, and all covenants, stipulations, promises, and agreements contained herein by or on behalf of Maker shall also be binding upon Maker's successors and assigns. As used in this Note, the word "holder" shall mean the Payee(s) or other endorsee(s) of this Note who is in possession of it, or the bearer(s) of this Note, if this Note is at the time payable to the bearer(s). All rights of the holder shall inure to the benefit of the holder's successors and assigns.

         Unless and until the occurrence of either (a) the failure of Maker to timely issue the Micro-ASI Stock pursuant to the conversion rights granted herein or (b) Maker's completion of its initial public offering, (y) this Note shall be non-recourse to Maker and performance hereunder shall be secured only by that certain Stock Pledge Agreement dated the date hereof between Maker and Payee, and (z) Payee shall not enforce the liability and obligation of Maker to perform and observe the obligations contained in this Note by any action or proceeding wherein a money judgment shall be sought against Maker, except Payee may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Payee to enforce and realize upon its interest under this Note pursuant to the Stock Pledge Agreement. Following (i) Maker's failure to timely issue the Micro-ASI Stock pursuant to the conversion rights granted herein or (ii) the completion by Maker of its initial public offering, unless Payee has otherwise foreclosed on the Collateral (as defined in the Stock Pledge Agreement), Payee shall have full recourse, at law and in equity, against Maker for Maker's obligation's under this Note.

                         [Signatures on following page]

         EXECUTED to be effective as of the date first written above.

                                        MAKER:

                                        MICRO-ASI INC.



                                        By:
                                           ------------------------------------
                                                 Joel E. Claybrook, President

                                    EXHIBIT C



                                 PROMISSORY NOTE

$600,000.00                                                      January 1, 2000

         FOR VALUE RECEIVED, Best Technologies, Inc., a Texas corporation ("Maker"), hereby promises to pay to the order of Gary Bottoms, a Texas resident ("Payee"), at the time and in the manner hereinafter provided, the principal sum of $600,000.00, together with interest on the unpaid principal balance outstanding from time to time at 5% per annum. This Note shall be payable at 1440 Plummer Drive, Rockwall, Texas 75087 or at such other address as the holder (as hereinafter defined) shall from time to time designate.

         The unpaid principal and all accrued and unpaid interest on this Note shall be due and payable on the earlier to occur of (i) March 31, 2000 or (ii) ten (10) days after the closing, from and after the date hereof, by Micro-ASI Inc., a Texas corporation ("Micro-ASI"), of one or more private placements having an aggregate gross offering price in excess of Six Million and No/100 Dollars ($6,000,000.00).

         Unpaid and past due principal and (to the extent permitted by law) interest shall bear interest at a per annum interest rate equal to the lesser of 10% per annum or the maximum rate allowed by law from the due date thereof until paid.

         Time is of the essence in the payment of this Note. If this Note is given to an attorney for collection (whether or not suit is filed), or if this
Note is collected through any legal or bankruptcy proceedings, then Maker agrees to pay, in addition to all sums then due hereon, all expenses of collection, including, without limitation, reasonable attorneys' fees.

         This Note may be prepaid without premium or penalty. Any prepayment shall be applied first to accrued, but unpaid, interest with any balance applied to unpaid principal.

         The holder shall be entitled to accelerate this Note and declare all unpaid sums due hereunder immediately due and payable upon an Event of Default as set forth in that certain Stock Pledge Agreement dated the date hereof between Micro-ASI Inc. and the sole shareholder of Maker, and Payee.

         Maker and any and all sureties, guarantors, and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment, notice of default, notice of dishonor, protest and notice of protest, notice of intention to accelerate, notice of acceleration, any other notice and diligence in collecting and bringing suit against any party hereto and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange, or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for the holder, in order to enforce payment of this Note, to first institute or exhaust the holder's remedies against Maker or any other party liable therefor or against any security for this Note. No delay on the part of the holder in exercising any power or right under this Note shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude further exercise of that power or right.

         All agreements between Maker and the holder, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, or otherwise, shall the amount paid, or agreed to be paid, to the holder for the use, forbearance, or detention of the funds advanced pursuant to this Note, or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document or instrument evidencing, securing, or pertaining to this Note exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever, fulfillment of any provision hereof or any other document or instrument exceeds the maximum amount of interest prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the holder shall ever receive anything of value deemed interest by applicable law, which would exceed interest at the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note or on account of any other principal indebtedness of Maker to the holder, and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of this Note and such other indebtedness, such excess shall be refunded to Maker. All sums paid, or agreed to be paid, by Maker for the use, forbearance, or detention of the indebtedness of Maker to the holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of this Note and all agreements between Maker and the holder (notwithstanding any provision to the contrary in this Note or in any other agreement).

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH TEXAS LAW WITHOUT REGARD TO THE CONFLICTS LAWS OF TEXAS.

         The invalidity or unenforceability in particular circumstances of any provision of this Note shall not extend beyond such provision or such circumstances and no other provision of this Note shall be affected thereby.

         All references to Maker herein shall, and shall be deemed to, include Maker's successors and assigns, and all covenants, stipulations, promises, and agreements contained herein by or on behalf of Maker shall also be binding upon Maker's successors and assigns. As used in this Note, the word "holder" shall mean the Payee(s) or other endorsee(s) of this Note who is in possession of it, or the bearer(s) of this Note, if this Note is at the time payable to the bearer(s). All rights of the holder shall inure to the benefit of the holder's successors and assigns.

         Until ten (10) days after the closing, from and after the date hereof, by Micro-ASI of one or more private placements having an aggregate gross offering price in excess of Six Million and No/100 Dollars ($6,000,000.00), (i) this Note shall be non-recourse to Maker and Micro-ASI Inc. and performance hereunder shall be secured only by that certain Stock Pledge Agreement dated the date hereof between Micro-ASI Inc. and Payee, and (ii) Payee shall not enforce the liability and obligation of Maker or Micro-ASI Inc. to perform and observe the obligations contained in this Note by any action or proceeding wherein a money judgment shall be sought against Maker or Micro-ASI Inc., except Payee may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Payee to enforce and realize upon its interest under this Note pursuant to the Stock Pledge Agreement. From and after ten (10) days after the closing, from and after the date hereof, by Micro-ASI of one or more private placements having an aggregate gross offering price in excess of Six Million and No/100 Dollars ($6,000,000.00), unless Payee has otherwise foreclosed on the Collateral (as defined in the Stock Pledge Agreement), Payee shall have full recourse, of law and in equity, against Maker for Maker's obligation's under this Note.

         Micro-ASI guarantees the full payment of this Note.

         EXECUTED to be effective as of the date first written above.

                                    MAKER:

                                    BEST TECHNOLOGIES, INC.

                                    By:
                                       -----------------------------------------
                                             Gary Bottoms, President

                                    GUARANTOR:

                                    MICRO-ASI INC.

                                    By:
                                       -----------------------------------------
                                             Joel E. Claybrook, President

                                    EXHIBIT D

                             STOCK PLEDGE AGREEMENT

         THIS STOCK PLEDGE AGREEMENT (this "Agreement"), dated to be effective as of January 1, 2000, is between Gary Bottoms, a Texas resident ("Secured Party"), and Micro-ASI Inc., a Texas corporation ("Pledgor").

         RECITALS. In connection with that certain Stock Purchase Agreement dated to be effective as of January 1, 2000 (the "Stock Purchase Agreement"), among Secured Party, Pledgor and Best Technologies, Inc., a Texas corporation ("BTI"), Pledgor executed and delivered to Secured Party non-recourse promissory notes, dated of even date herewith, in the original principal amounts of (i) Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), (ii) One Million Four Hundred Sixteen Thousand, Six Hundred Sixty-Seven and No/100 Dollars ($1,416,667.00), and (iii) Six Hundred Thousand and No/100 Dollars ($600,000.00) (as guarantor), respectively (collectively, the "Notes"). Pledgor is the legal and beneficial owner of all of the issued and outstanding Common Stock, no par value per share, of BTI. Secured Party has required that Pledgor execute this Agreement as a condition to Secured Party accepting, and making the loans evidenced by, the Notes.

         NOW THEREFORE, in consideration of the foregoing recitals, the terms hereof, and other good and valuable consideration, the full receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

         1. Security Interest. To secure the Obligations (hereinafter defined), Pledgor hereby creates and grants to Secured Party a security interest in the following (the "Collateral"): (i) all shares of capital stock of BTI now or hereafter owned by Pledgor, including but not limited to stock certificate numbered 6 representing 1000 shares, no par value, of Common Stock of BTI (the "Pledged Stock"), (ii) all shares, securities, monies or property representing a dividend on the Pledged Stock or representing a distribution or return of capital upon, or in respect of, the Pledged Stock or any part thereof, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock, or otherwise received in exchange therefor, and any subscription warrants, rights, or options issued to the holders of, or otherwise in respect of, the Pledged Stock, (iii) all certificates and instruments evidencing the foregoing, and (iv) all proceeds and products of the foregoing. Simultaneously with the execution of this Agreement, Pledgor shall deliver to Secured Party an original certificate or original certificates representing all of the Collateral accompanied by duly executed blank stock powers for each such certificate so delivered to Secured Party.

         2. Obligations Secured. The security interest created by this Agreement secures the following (the "Obligations"):


                  (a) The Notes and all modifications, renewals, extensions, or rearrangements of the Notes; and

                  (b) All costs incurred by Secured Party to obtain, preserve, perfect, and enforce this Agreement, collect the Obligations and maintain, preserve, collect, and enforce the Collateral. 3. Events of Default. As used herein, "Event of Default" shall mean any one or more of the following:

                  (1) The failure of Pledgor to pay any amounts owing under the Notes, or perform any obligation with respect thereto, when due;

                  (2) The failure to timely pay any of the Obligations after receipt of ten (10) days notice of such failure;

                  (3) Pledgor's failure to make the capital contribution as required in Section 6.02 of the Stock Purchase Agreement;

                  (4) Pledgor's failure to immediately begin as of the date hereof, and to continue, to use its best efforts to obtain additional financing no later than March 31, 2000;

                  (5) Pledgor's failure to maintain a cash balance of at least (i) $200,000 prior to obtaining the financing set forth in Section 3(d) above and (ii) $500,000 after obtaining such financing;

                  (6) Pledgor's failure to begin immediately after obtaining the financing set forth in Section 3(d), and to continue to use its best efforts, to consummate an initial public offering no later than June 30, 2001;

                  (7) The filing by or against Pledgor of any proceeding under applicable bankruptcy laws;

                  (8) The insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver that is not removed within sixty
(60) days of such appointment, for any property of, Pledgor;

                  (9) Any sale, encumbrance, or transfer of any of the Collateral in violation of this Agreement;

                  (10) The Termination Without Just Cause (as defined in the Employment Agreement between Secured Party and BTI) of Secured Party;

                  (11) The failure of Pledgor to loan to BTI up to $30,000 per month following receipt of notice from BTI that, due to the acquisition of BTI by Pledgor, Telstrat, Inc. ceased to do business with BTI, as more specifically provided in Section 7(c) hereof; or

                  (12) Micro-ASI's failure to provide, at the expense of Pledgor, a policy of Officers and Directors Liability Insurance to cover Secured Party issued by a company qualified and licensed to issue policies in the State of Texas in an amount equal to and have coverages comparable to those policies insuring the officers and directors of Pledgor.

         4. Rights of Secured Party upon the Occurrence of an Event of Default. With respect to events set forth in Sections 3(e), 3(k) and 3(l), Secured Party shall be required to give Pledgor notice of and ten (10) days and opportunity to cure such Event of Default. With respect to events set forth in Sections 3(f) and 3(h), Secured Party shall be required to give Pledgor notice of and thirty (30) days opportunity to cure such Event of Default.

                  (a) Foreclosure. At any time after an Event of Default, Secured Party may foreclose the security interest granted by this Agreement in either of the following ways:

                           (i)      Secured Party at his option and in his sole
discretion may retain the Collateral.

                           (ii)     Secured Party may offer the Collateral in a
commercially reasonable manner, at a public or private sale after five (5) days notice to Pledgor.

                  (b) Other Rights. In addition to the right of foreclosure granted pursuant to Section 4(a) of this Agreement, at any time after an Event of Default, Secured Party may exercise any right or remedy under the Stock Purchase Agreement or any document executed in connection therewith or herewith or otherwise available to Secured Party under applicable law, whether at law or in equity. The exercise of any remedy by Secured Party shall not be exclusive of any other right available to Secured Party under any document or under applicable law, at law or in equity.

                  (c) Securities Law Compliance. If an Event of Default occurs, Pledgor, upon request of Secured Party, shall perform any and all reasonable acts which may be necessary or advisable to enable Secured Party to consummate any sale or disposition of the Collateral (i) pursuant to and in compliance with the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations of the Securities and Exchange Commission applicable thereto, and (ii) in compliance with "Blue Sky" or other securities laws of any state, except that in no event shall Pledgor be required to prepare, file or pay the cost of preparing or filing a registration statement under the Securities Act.

                  (d) Manner of Sale. Secured Party shall not incur any liability to Pledgor as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. Pledgor hereby waives any claim against Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale conducted in a commercially reasonable manner was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree.

                  (e) Cooperation. Pledgor shall cooperate fully with Secured Party in order to permit Secured Party to sell, at foreclosure or other private sale, the Collateral pledged hereunder. Secured Party at any time after default shall have, and Pledgor shall cause Secured Party to be given, full and free access during normal business hours to the premises and all books, correspondence, and records of BTI and Pledgor as Secured Party may deem appropriate to properly value the Collateral for any foreclosure sale. Secured Party, its employees, partners, officers, and agents, and any prospective purchaser may take extracts from such books, correspondence, and records and make photocopies thereof.

                  (f) Indemnification. Pledgor hereby agrees to indemnify and hold harmless Secured Party and its employees, partners, officers, and agents from and against any law, liability, claim, damage, and expense (including attorneys' fees) under any applicable federal or state securities laws or otherwise incurred in connection with any sale of the Collateral.

                  (g) Retention of Investments. Upon the occurrence of an Event of Default and Secured Party's exercise of his rights hereunder, BTI shall retain all investments made by Pledgor in BTI.

                  (h) Non-Recourse. Notwithstanding any other provision contained in this Agreement, the Stock Purchase Agreement, or any document executed in connection therewith, Secured Party's sole remedy with respect to the liabilities and obligations under the Notes, to the extent such liabilities and obligations are non-recourse, shall be the foreclosure upon the Collateral.

         5. Voting Rights. So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all voting and consensual rights and powers relating or pertaining to the Collateral, such rights and powers to be exercised only in accordance with this Agreement.

         6. Release of Collateral. Upon final and full payment and performance of all of the Obligations, Secured Party shall release the Collateral.

         7.       Covenants.


                  (a) Pledgor hereby covenants and agrees with Secured Party that, until final and full payment and performance of all of the Obligations, Pledgor shall not grant (i) any options, warrants or other rights to purchase any shares of BTI's capital stock or (ii) any additional liens on the Collateral.

                  (b) Pledgor hereby represents, warrants, covenants, and agrees with Secured Party that until final and full payment and performance of all of the Obligations (i) this Agreement and the Notes have been duly executed and delivered by Pledgor and constitute the legal, valid, and binding obligations of Pledgor and are enforceable against Pledgor in accordance with their terms, (ii) Pledgor has all necessary capacity and authority to execute, deliver and perform this Agreement, (iii) Pledgor is the legal and beneficial owner of all of the Pledged Stock, and (iv) except as specifically set forth herein, there are no laws or contractual agreements prohibiting or restricting
(A) the pledge of the Collateral to Secured Party or (B) the unencumbered and unrestricted sale of the Collateral by Secured Party.

                  (c) If, due to Pledgor's public announcement of its acquisition of BTI without Secured Party's prior written consent, Telstrat, Inc. ceases to do business with BTI, Pledgor shall loan to BTI each month, an amount equal to the difference between $30,000 and the amount of business directed to BTI by Pledgor until business directed to BTI by Pledgor equals or exceeds $30,000 per month, at which point no such loans shall be made. Such loans shall be evidenced by a promissory note bearing no interest and shall be due and payable upon the earlier to occur (i) one (1) year from the date of such note or (ii) the foreclosure on the Collateral by Secured Party.

         8. Subrogation. Notwithstanding any payment or payments made by Pledgor hereunder, or the receipt of any amounts by Secured Party with respect to the Collateral, Pledgor shall not be entitled to be subrogated to any of the rights of Secured Party against Pledgor or any collateral security held by Secured Party for the payment of the Obligations until all amounts owing to Secured Party by Pledgor on account of the Obligations are paid in full.

         9. Amendments, Modifications and Waivers with Respect to Obligations. Pledgor hereby consents that, without the necessity of any reservation of rights against Pledgor, and without notice to or further assent by Pledgor, any demand for payment of any of the Obligations made by Secured Party may be rescinded by Secured Party and any of the Obligations continued, and the Obligations, or the liability of Pledgor or any other party upon or for any part thereof, or any collateral security therefor, or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by Secured Party, and the Notes, any collateral security documents or documents in connection therewith may be amended, modified, supplemented, or terminated, in whole or in part, as Secured Party may deem advisable from time to time, and any collateral security at any time held by Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against Pledgor and without notice to or further assent by Pledgor, which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Secured Party upon this Agreement, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between Pledgor and Secured Party shall likewise be conclusively presumed to have been made or consummated in reliance upon this Agreement.

         10. Rights of Secured Party. Any and all of the Pledged Stock held by Secured Party hereunder may, if an Event of Default has occurred and is continuing, without notice, be registered in the name of Secured Party or its nominee, and Secured Party or its nominee may thereafter, without notice, exercise all voting and other rights at any meeting of the shareholders of BTI and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Stock as if it was the absolute owner thereof. Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

         11. Further Assurances. From and after the date hereof, Pledgor agrees to execute and deliver such additional documents and take such additional actions as may be reasonably requested by Secured Party or Secured Party's counsel in order to document the rights, duties and obligations of the parties hereto.

         12.      Miscellaneous.

                  (a) Waiver. No delay or failure on the part of any party hereto in exercising any right, power, or privilege under this Agreement or under any other instruments given in connection with or pursuant to this Agreement shall impair any such right, power, or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power, or privilege shall preclude the further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. No waiver shall be valid against any other party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

                  (b) Severability. Should any one or more of the provisions hereof be determined to be illegal or unenforceable, all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

                  (c) Notices. All notices hereunder will be in writing and will be deemed given if delivered personally, by delivery service, Fed Ex or other nationally recognized overnight delivery service, or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth opposite each party's name on the signature page hereof (or at such other address for a party as will be specified by like notice) and will be deemed given on the date on which so delivered or on the third business day following the date on which so mailed to the address set forth opposite the name of such party on the signature page hereof. A copy (which shall not constitute notice) of any such notice to (a) Micro-ASI shall also be sent to Gardere & Wynne, L.L.P., c/o David Segrest, 1601 Elm Street, Suite 3000, Dallas, Texas 75201, and (b) BTI and Shareholders shall also be sent to Kane, Russell, Coleman & Logan, c/o Gordon B. Russell, 1601 Elm Street, Suite 3700, Dallas, Texas 75201.

                  (d) Assignment and Binding Effect. The Secured Party may assign this Agreement and the security interest created hereby. This Agreement shall be binding upon the parties hereto, together with their respective executors, administrators, successors, personal representatives, heirs, and assigns and shall inure to the benefit of and be enforceable by the executors, administrators, successors, personal representatives, heirs, and assigns of the parties hereto; provided that Pledgor shall not assign any or all of its respective rights or obligations hereunder.

                  (e) CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAW (AND NOT THE CONFLICTS LAWS) OF TEXAS AND SHALL BE PERFORMABLE IN DALLAS COUNTY, TEXAS.

                  (f) Section Headings. The section and other headings contained in this Agreement are for the purpose of reference only and shall not affect in any way the meaning of this Agreement or its interpretation.

                  (g) Attorneys' Fees. The successful party in any litigation pursuant to this Agreement shall recover its or his reasonable attorneys' fees and costs and expenses of litigation from the other parties hereto.

                  (h) Counterparts. This Agreement may be executed in counterparts.


                  (i) Entire Agreement. This Agreement and the Notes constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior oral or written agreements, if any, relating to the subject matter hereof and thereof.

                  (j) Number and Gender. Whenever the context requires, references in this Agreement to the singular number shall include the plural, the plural number shall include the singular, and words denoting gender shall include the masculine, feminine, and neuter.

         13. No Third Party Beneficiary. The parties do not intend the benefits of this Agreement to inure to any third party. Notwithstanding anything contained herein or in the Notes, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Agreement, nothing herein shall be construed as creating any right, claim or cause of action against Secured Party, or any of Secured Party's affiliates, partners, officers, employees, attorneys or agents, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Pledgor nor to any other person or entity other than Pledgor.


                         [Signatures on Following Page]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        PLEDGOR:
Address:
12655 North Central Expressway          Micro-ASI Inc., a Texas corporation
Suite 1000
Dallas, Texas 75243
Telecopy: (972) 392-9639                By:
                                           ------------------------------------
Attn: President                                    Joel E. Claybrook, President


                                        SECURED PARTY:

Address:
1440 Plummer Drive
Rockwall, Texas 75087                   By:
                                           ------------------------------------
                                                   Gary Bottoms

                                    EXHIBIT E

                                ESCROW AGREEMENT

         This Escrow Agreement ("Agreement") is made as of January 1, 2000, among Gary Bottoms, an individual having an address at 1440 Plummer Drive, Rockwall, Texas 75087 ("Shareholder"), Micro-ASI Inc., a Texas corporation, having its principal place of business at 12655 North Central Expressway, Suite 1000, Dallas Texas 7523 ("Micro-ASI") and American Escrow Company, Inc., a Texas corporation, having its principal place of business at 2626 Howell Street, 10th Floor, Dallas, Texas 75204 ("Escrow Agent"). (Shareholder, Micro-ASI and Escrow Agent are hereinafter collectively called the "parties" and each a "party".)

         WITNESSETH THAT:

         1. Shareholder and Micro-ASI have entered into that certain Stock Purchase Agreement, dated effective as of January 1, 2000 ("Purchase Agreement") pursuant to which Shareholder has agreed to sell and Micro-ASI has agreed to purchase all of the common stock of Best Technologies, Inc., a Texas corporation ("BTI"), upon the terms and subject to the conditions set forth therein.

         2. Section 5.04 of the Purchase Agreement requires that the Preferred Stock of BTI ("Preferred Stock") be delivered to the Escrow Agent at Closing (as defined in the Purchase Agreement).

         3. Section 5.04 of the Purchase Agreement requires that the Preferred Stock be canceled upon the last to occur of (a) the payment in full of the Cash Note (as defined in the Purchase Agreement), (b) the funding of $750,000 pursuant to Section 6.02 of the Purchase Agreement, (c) the release of Gary Bottoms from his guaranty of BTI's indebtedness, (d) the completion of an initial public offering by Micro-ASI, and (e) the payment in full of all amounts owing under the Purchase Note (as defined in the Purchase Agreement) (each a "Termination Event"; collectively, the "Terminating Events").

         4. The parties have deposited a copy of the Purchase Agreement with Escrow Agent.

         5. Shareholder has deposited with Escrow Agent BTI's Preferred Stock Certificate No. 1 evidencing the Preferred Stock ("Certificate") and a stock power with respect thereto ("Stock Power") duly endorsed by Shareholder.

         6. The Certificate and the Stock Power (collectively, the "Escrow Documents") shall be held by the Escrow Agent and disbursed in accordance with the provisions of this Agreement.

         7. Pursuant to the Purchase Agreement, Shareholder will execute and deliver to Micro-ASI a "Satisfaction of Terminating Event" concurrently with the occurrence of each of the following: (a) payment in full of the Cash Note (as defined in the Purchase Agreement), (b) the funding of $750,000 pursuant to
Section 6.02 of the Purchase Agreement, and (c) the release of Gary Bottoms from his guaranty of BTI's indebtedness.

         8. The parties require Escrow Agent to hold the Escrow Documents until the satisfaction of each of the conditions set forth in Paragraph 1 or Paragraph 2 of this Agreement.

         9. Unless the Escrow established under this Agreement ("Escrow") is previously terminated, upon the occurrence of the last of the Terminating Events, the parties desire the Escrow Agent to deliver the Escrow Documents in accordance with the terms and conditions set forth below.

         NOW THEREFORE, the parties hereto agree as follows:

         Unless the Escrow shall be terminated earlier in accordance with its terms, Escrow Agent shall hold the Escrow Documents until the earlier to occur of:

                  (a) Receipt of written instructions from Shareholder to deliver the Escrow Documents to Micro-ASI; or

                  (b)      Receipt of:

                           (i) A "Satisfaction of Terminating Event" originally signed by Shareholder and notarized by a Texas notary public with respect to each of the following: (A) payment in full of the Cash Note (as defined in the Purchase Agreement), (B) the funding of $750,000 pursuant to Section
                  6.02 of the Purchase Agreement, and (C) the release of Gary Bottoms from his guaranty of BTI's indebtedness; and

                           (ii) A certificate from Micro-ASI's underwriter that Micro-ASI has completed the initial public offering ("IPO") contemplated by Section 6.02 of the Purchase Agreement,

                           (iii) Opinion of a firm of Micro-ASI's independent certified public accountants stating the amount of principal and accrued interest payable on the Purchase Note as of the date of final payment ("Purchase Note Payoff Amount").

                           (iv) Immediately available funds payable to the account of Shareholder in an amount equal to the Purchase Note Payoff Amount; or

                  (c) Fifteen (15) calendar days following receipt from Micro-ASI of notice that: (i) employment of Shareholder by BTI has been lawfully terminated pursuant to the Employment Agreement between Shareholder and BTI, dated effective as of January 1, 2000, because:
         (A) Shareholder has been terminated for mismanagement or just cause;
         (B) Shareholder has resigned without just cause; or (C) Shareholder has died or been adjudicated as being disabled.

                  Upon the receipt of the Purchase Note Payoff Amount, Escrow Agent is instructed to immediately notify Shareholder and transfer the Purchase Note Payoff Amount to such account as shall be directed by Shareholder. Upon: (i) the giving of the notice described in Section 1(a) hereof; (ii) the occurrence of the last of the events described in
         Section 1(b) hereof; or (iii) the passage of 15 days following the giving of the notice described in Section 1(c) hereof, the Escrow Agent is instructed to deliver the Escrow Documents to Micro-ASI. Upon the occurrence of the last of the events described in Section 1(b) hereof, Escrow Agent shall notify Micro-ASI and Shareholder thereof in writing.

                  The Escrow shall be terminated, and Escrow Agent is instructed to deliver the Escrow Documents to Shareholder upon receipt of written instructions from Micro-ASI to so deliver the Escrow Documents to Shareholder. The Escrow shall be terminated, and Escrow Agent shall deliver the Escrow Documents to Shareholder, fifteen (15) calendar days following the receipt by Escrow Agent of written notice from
         Shareholder:

                  (a) On or after April 1, 2000, that any amounts owing under the Cash Note shall not have been paid in full on or prior to March 31, 2000; or

                  (b) That ten (10) days has passed since the completion by Micro-ASI, on or after January 1, 2000, of one or more private placements having an aggregate gross offering price of $6,000,000 or more, and that Micro-ASI has failed to pay all amounts due and owing under the Cash Note; or

                  (c) That ninety (90) days has passed since the completion by Micro-ASI of the financing contemplated by Section 6.02 of the Purchase Agreement and that Micro-ASI has failed to fund the $750,000 required by such section; or

                  (d) On or after January 1, 2002, that any amounts owing under the Purchase Note shall not have been paid in full on or prior to December 31, 2001; or

                  (e) That ten (10) days has passed since the completion of an initial public offering by Micro-ASI, and that Micro-ASI has failed to pay all amounts due and owing under the Purchase Note; or

                  (f) That any amounts owing under the Convertible Note shall not have been paid in full as and when such amounts became due and owing; or

                  (g) That the Convertible Note has been presented for conversion in accordance with its terms and Micro-ASI has failed to convert the Convertible Note into shares of the Micro-ASI common stock as provided in the Convertible Note; or

                  (h) That an event of default has occurred under the Stock Pledge Agreement executed in connection with Purchase Agreement and shall not have been cured within the applicable cure period.

         Copies of any notice delivered by a party to Escrow Agent shall be provided to the other party in writing and will be deemed given if delivered personally, by delivery service, by FedEx or other nationally recognized overnight delivery service, or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth below (or at such other address for a party as will be specified in like notice) and will be deemed given on the date so delivered or on the third business day following the date on which so mailed:

    If to Micro-ASI:
                                      12655 North Central Expressway, Suite 1000
                                      Dallas, Texas 75243

    w/ a copy to (which copy
    shall not constitute notice)      Gardere & Wynne, L.L.P.
                                      1601 Elm Street, Suite 3000
                                      Dallas, Texas 75201
                                      Attn: David Segrest, Esq.

    If to Bottoms:                    1440 Plummer Drive
                                      Rockwall, Texas 75087

    w/ a copy to (which copy
    shall not constitute notice)      Kane, Russell, Coleman & Logan, P.C.
                                      1601 Elm Street, Suite 3700
                                      Dallas, Texas 75201
                                      Attn: Gordon B. Russell, Esq.

    If to Escrow Agent:               American Escrow Company
                                      2626 Howell Street, 10th Floor
                                      Dallas, Texas 75204-4064
                                      Attn:  Peter Graf, Esq.

         Escrow Agent may rely upon any written notice from a party without need to make any independent investigation as to the veracity of the representations made therein.

         Upon a termination of the Escrow, Escrow Agent shall be relieved of all further responsibility and liability hereunder.

         Except as provided in this Agreement, Escrow Agent is not a party to, or bound by any agreement which may be deposited under, evidenced by, or which arises out of the foregoing instructions.

         Escrow Agent acts hereunder as a depository only and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it hereunder, or with respect to the form or execution of same; or the identity, authority, or rights of any person executing or depositing the same. Documents in escrow shall not be assignable in whole or in part by any party and shall not be pledged, mortgaged, or hypothecated.

         The parties hereto further agree that Escrow Agent assumes no liability for and is expressly released from any claim or claims whatsoever in connection with the receiving, retaining and delivering of the Escrow Documents except to account for receipt and delivery thereof. Deposit by Escrow Agent of the Escrow Documents with a Court in Dallas County, Texas shall relieve Escrow Agent of all further responsibility and liability, and Escrow Agent is hereby expressly authorized to disregard in its sole discretion any and all notices or warnings given by any of the parties hereto, or by any other person or corporation; however, Escrow Agent is hereby expressly authorized to regard and to comply with and obey any and all Orders, Judgments or Decrees entered or issued by any Court with or without jurisdiction, and in case Escrow Agent obeys or complies with any such Order, Judgment or Decree of any Court it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such Order, Judgment or Decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. The undersigned jointly and severally agree to indemnify and hold harmless Escrow Agent from all loss, costs or damages incurred, including but not limited to attorneys' fees, by reason of this Agreement or the subject matter hereof or any cause of action which may be filed in connection therewith and to pay Escrow Agent, upon demand all such costs, fees and expenses so incurred, excluding any loss, costs or damages arising or resulting from the gross negligence or willful misconduct of Escrow Agent.

         Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct, and Escrow Agent shall have no duties to anyone except those signing this Agreement.

         Escrow Agent may consult with legal counsel in the event of any dispute or questions as to the construction of the foregoing instructions, or Escrow Agent's duties hereunder, and Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the reasoned opinion and instructions of such counsel.

         Escrow Agent have no liability to any of the parties other than (i) Escrow Agent filing for bankruptcy or the consequences or effect of such a bankruptcy on the documents deposited hereunder, and (ii) for the gross negligence or willful misconduct of Escrow Agent.

         The parties hereto acknowledge and agree that, in connection with the Purchase Agreement and the transactions contemplated thereby, the parties may pursue any and all other rights and remedies arising under applicable law. This Agreement will in no way impair or waive any or all such rights and remedies.

         The parties hereto agree to pay to the Escrow Agent a reasonable fee for Escrow Agent's services under this Agreement not to exceed $1,000.00, which fees will be shared fifty percent each by Shareholder and Micro-ASI.

         This Agreement may be executed in multiple counterparts, together of which will constitute one original. Facsimile counterparts of this Agreement will be valid and binding.

         The internal laws (and not the conflicts of laws rules) shall govern this Agreement; and each of the parties hereto, on its behalf and on behalf of its successors and assigns hereby consents to personal jurisdiction, service of process and venue in the federal and state courts situated in Dallas County, Texas. Should Micro-ASI provide notice to Escrow Agent which misrepresents the status of the transactions contemplated by the Purchase Agreement or the conditions precedent to the delivery of the Escrow Documents by Escrow Agent to Micro-ASI, then Shareholder shall be entitled, as a matter of right to an injunction issued by a court of competent jurisdiction restraining the delivery of the Escrow Documents to Micro-ASI and requiring that the Escrow Documents be delivered into the registry of said court pending the determination of the issue. If Micro-ASI removes Shareholder from his guarantee of BTI and satisfies all other conditions precedent to the delivery by Escrow Agent of the Escrow Documents to Micro-ASI, and if Shareholder shall not deliver the notice that his guarantee shall have been so released, then Shareholder shall be entitled, as a matter of right to an injunction issued by a court of competent jurisdiction requiring that the Escrow Documents be delivered into the registry of said court pending the determination of the issue.

         If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such provision was never a part hereof; the remaining provisions hereof shall remain in full fore and effect and shall not be affected by the illegal invalid or unenforceable provision or by the severance thereof; and in lieu of such illegal invalid or unenforceable provision a term as similar in its terms to such illegal invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         This Agreement may be modified only in writing by all parties hereto. This Agreement shall not be assignable and any attempted assignment shall be void. This Agreement is the sole agreement among the parties with respect to the Escrow established hereunder, and supersedes all prior agreements whether written or oral with respect to the Escrow.


                         [SIGNATURES ON FOLLOWING PAGE]

         EXECUTED as of the day and year first above written.


                                          SHAREHOLDER

                                          BY:
                                             ----------------------------------

                                                   Gary Bottoms, individually



                                          MICRO-ASI INC.,
                                          a Texas corporation


                                          By:
                                             ----------------------------------
                                                   Joel E. Claybrook, President



AMERICAN ESCROW COMPANY, INC., Escrow Agent herein, hereby acknowledges receipt of the aforementioned documents and agrees to act as Escrow Agent herein pursuant to the turns of this Agreement, dated this ____ day of _______________,
_______.

ESCROW AGENT:

AMERICAN ESCROW COMPANY, INC.

By:
   ------------------------------
Name:
     ----------------------------
Title:
      ---------------------------

                                    EXHIBIT F

                              EMPLOYMENT AGREEMENT


 THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated to be effective as of January 1, 2000, is between BEST TECHNOLOGIES, INC., a Texas corporation ("Employer"), and GARY BOTTOMS ("Employee").

 RECITALS. Employee and Employer have agreed to enter into this Agreement in connection with that certain stock purchase agreement (the "Stock Purchase Agreement") dated effective as of January 1, 2000, among Micro-ASI Inc., a Texas corporation ("Micro-ASI"), Employer and Employee, pursuant to which Employee agrees to provide services to and become a full-time employee of Employer, on the terms and conditions provided herein, and Employer agrees to employ Employee, provided that, in so doing, Employer can protect its confidential information, business, accounts, patronage, and good will. Employer is engaged in the design and manufacture of printed circuit boards and electronic products using "flip-chip" technology.

 NOW, THEREFORE, in consideration of the foregoing recitals, the terms hereof, and other good and valuable consideration, the full receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:


1.       Definitions. The following terms have the following meanings:


         (a) "Affiliate" means, as to a Person, any other Person Controlling, Controlled by, or under common Control with such first Person. "Control" mean the power, directly or indirectly, to (i) vote more than 50% of the outstanding voting equity of an entity, or (ii) designate a majority of the directors of an incorporated Person or the individuals exercising similar functions of an unincorporated Person. "Person" means an entity, an individual, or a governmental unit.

         (b) "Business" means the design and manufacture of printed circuit boards and electronic products using a "flip-chip" technology. Business does not include the manufacture of printed circuit boards using other technologies, or any business in which Employer engaged prior to the date hereof.

         (c) "Business Plan" means the business plan mutually agreed upon by Micro-ASI and Employee from time to time for the integration of "flip-chip" technology in the product lines of Employer.

         (d) "Disability" means an illness whereby Employee is unable to engage in any substantial gainful activity by reason of any medically determined physical or adjudicated mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 6 months.

         (e) "Termination For Just Cause" means any termination by Employer of Employee's employment for the commission by Employee of an act involving moral turpitude, dishonest conduct of Employee and/or conduct of Employee constituting an intentional misrepresentation by Employee personally regarding a material Employer matter, such as theft, embezzlement, misappropriation of funds or property, or fraud. Termination For Just Cause shall require that Employer provide written notice of such termination.

         (f) "Termination Without Just Cause" means any termination by Employer of Employee's employment for any reason other than Employee's Termination For Just Cause or Employee's Termination for Mismanagement.

         (g)      "Resignation With Good Reason" means:


                  (1) Employee's resignation from employment by Employer within 30 days after a reduction in Employee's base compensation below the level provided in Section 2(a) hereof unless such reduction is with Employee's consent; or

                  (2) Employee's resignation from employment by Employer within 90 days after (A) a substantial downward change in the on-going duties of Employee that is inconsistent with Employee's skills, position, duties, responsibilities, or status, as of the date hereof, with Employer, (B) a substantial downward change in Employee's reporting responsibilities or principal position, as in effect on the date hereof, with Employer or (C) the removal of Employee from, failure to re-elect Employee to, or elimination of, such principal position, except, in any case, in connection with a promotion of Employee.

         (h) "Resignation Without Good Reason" means Employee's resignation for any reason other than a Resignation With Good Reason.

         (i) "Termination for Mismanagement" means the termination by Employer (at the direction of Micro-ASI as the sole shareholder of all of the Common Stock of Employer) of Employee's employment for the failure of Employee to take reasonable measures to implement the Business Plan. If Employee fails to take reasonable measures to implement the Business Plan, Micro-ASI may cause Employee to be Terminated for Mismanagement.

2.       Compensation and Employment.


         (a) Employee agrees to provide services to Employer, and Employer agrees to employ Employee, on the terms and conditions set forth herein. Employer shall pay to Employee, and Employee agrees to accept as full consideration for his continued employment, a gross monthly base compensation of $12,500 payable in accordance with Employer's customary payroll procedures and subject to appropriate tax withholding. Employee's base compensation shall be reviewed on an annual basis by Employer. Notwithstanding the foregoing, Employer shall pay to Employee, on or before March 31, 2000, a bonus in an amount necessary, after giving effect to any prior bonuses made for such purpose, to cover any taxes owing by Shareholder on phantom income received due to Employer's status as an S-corporation, which shall not be greater than $60,000.

         (b) Employee shall be entitled to paid vacation and such other fringe benefits as are consistent with the customary practices of Employer or as Employer may, in its sole discretion, determine at any time and from time to time. Employee agrees to devote his full business time and his best efforts, skills, and abilities exclusively to the performance of his duties herein, to the furtherance of Employer's business and to use reasonable efforts to implement the Business Plan.

         (c) Employee's title shall be President and his duties shall include performing such services for Employer as may be directed from time to time by the Board of Directors of Employer (the "Board") in connection with the Business which shall include a right to manage Employer in accordance with historical practice. Employee shall use his best efforts to preserve the Business of Employer and the good will of all employees, customers, suppliers, and other persons having business relations with Employer.

3.       Term and Severance.

         (a) Employ employment of Employee shall begin on the date of this Agreement and shall continue until the earliest of: (i) Employee's Termination For Just Cause, Termination Without Just Cause, Resignation With Good Reason, Resignation Without Good Reason, or Employee's Termination for Mismanagement,
(ii) Employee's death or Disability, or (iii) January 1, 2002 (the period from the effective date hereof until the expiration or termination hereof is the "Term").

         (b) In the event of the termination of Employee's employment for any reason (other than Termination Without Just Cause), Employee shall be entitled only to the compensation earned by him as of the date of termination. If Employee's employment is Terminated Without Just Cause, Employee shall be entitled to the compensation set forth in Section 2(a) hereof for the entire Term, which compensation shall be paid monthly as provided in Section 2(a).

         (c) Notwithstanding anything to the contrary herein, the provisions of Sections 4, 5, and 6 survive termination of Employee's employment and the expiration of the Term.

         (d) If Employee's employment is terminated due to death or Disability, Employer agrees employee Charles Bottoms and Mark Bottoms, if at the time of the death or Disability of Employee such person is employed by Employer, for a period of at least one (1) year from the date of such death or Disability.

4. Nondisclosure Agreement. (a) In connection with the implementation of the Business Plan, Employee has had and shall continue to have access to and become familiar with various trade secrets and proprietary and confidential information consisting of, but not limited to, processes, computer programs, compilations of information, records, sales procedures, customer requirements, pricing techniques, customer and potential customer lists, methods of doing business and other confidential information (collectively, the "Trade Secrets") to be developed and owned by Employer and regularly used in the Business. Employee acknowledges and agrees that the Trade Secrets (i) will be secret and not known in the industry; (ii) will be entrusted to Employee only because he is hereby acknowledging their confidential and secret status and because of the position occupied by Employee; (iii) will be developed or acquired by Employer for and on behalf of Employer and/or its Affiliates through substantial expenditures of time, effort, and money and are used in the Business; (iv) give Employer an advantage over competitors who do not know or use the Trade Secrets;
(v) will be of such value and nature as to make it reasonable and necessary to protect and preserve the confidentiality and secrecy of the Trade Secrets; and
(vi) will be valuable, special and unique assets of Employer, the disclosure of which could cause substantial injury and loss of profits and goodwill to Employer. Employee shall not disclose any of the Trade Secrets, directly or indirectly, either during the Term or at any time thereafter, except as required in the course of his employment under this Agreement. All files, records, documents, information, data, and similar items relating to Employer, whether prepared by Employee or otherwise coming into his possession, shall remain the exclusive property of Employer and its Affiliates and shall not be removed from the premises of Employer or its Affiliates under any circumstances without the prior written consent of Employer (except in the ordinary course of business during Employee's employment), and in any event shall be promptly delivered to Employer upon the termination hereof. Upon his receipt of any subpoena, process, or other request to produce or divulge, directly or indirectly, any Trade Secrets, Employee agrees to promptly notify Employer thereof and hand deliver a copy of the subpoena, process, or other request to Employer.

         (b) For purposes of the foregoing, the Trade Secrets shall not include information that (i) is, or becomes, generally available to the public as evidenced by written publication or in a medium of mass circulation, other than as a result of a disclosure by Employee, (ii) is obtained following the termination of this Agreement by Employee from any other party, or (iii) is required to be disclosed by a court or government order or decree; provided, that, if Employee shall be required or become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Trade Secrets, then Employee shall provide Employer with prompt prior written notice of such request or requirement so that Employer may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, or that Employer waives compliance with the provisions hereof, Employee agrees to furnish only that portion of the Trade Secrets which it is advised by its legal counsel is legally required to be disclosed and to exercise best efforts to obtain assurances that confidential treatment will be accorded such Trade Secrets. Provided that Employer indemnify and hold Employee harmless against all reasonable costs, liabilities and expense associated with the defense and protection of any Trade Secret from disclosure, Employee irrevocably appoints Employer (including any attorney or legal counsel retained by Employer), as his true and lawful attorney-in-fact, to act in Employee's name, place, and stead to perform any act that Employee might perform to defend and protect against any disclosure of any Trade Secret.

5.       Noncompetition Agreement.

         (a) Employee acknowledges and agrees that the proprietary information he has acquired and will acquire regarding Employer will enable him to injure Employer if he should compete with Employer in the Business. Therefore, Employee hereby agrees that, without the prior written consent of Employer, which consent may be withheld in Employer's sole and absolute discretion, Employee shall not, during the Term and for a period of

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

two years thereafter, directly or indirectly, as a director, officer, agent, employee, consultant, or independent contractor or in any other capacity, (i) engage in the Business within 50 miles of the city limits of Dallas, Texas or Fort Worth, Texas (the "Territory"), (ii) invest (other than investments of up to 1% in publicly-owned companies) in, or loan money to, or provide employment, consulting, or other services to, or serve as an officer, director, or employee of, or consultant to, any Competitor (as hereinafter defined), (iii) contact, solicit, attempt to solicit, accept business from, or do business with, on his own behalf or on behalf of a Competitor, (A) any Business customer of Employer or its Affiliates, or (B) any Person within the Territory whose Business Employer is actively soliciting as of the date of termination of Employee's employment, or (iv) take any action inconsistent with the fiduciary relationship of an employee to his employer. Employer and Employee agree that the term "Competitor" means a Person engaged in the Business.

         (b) Employee agrees that (i) all restrictions in this Section 5 are reasonable and valid, and all defenses to the strict enforcement thereof by Employer are hereby waived by Employee, and (ii) the maximum geographic areas specified above are reasonable and valid. If a court of competent jurisdiction considers any of the maximum geographic areas to be unreasonable, Employee requests that such court apply the maximum geographic area that it considers reasonable.

6. Nonemployment Agreement. For a period of two years after cessation of Employee's employment with Employer for any reason whatsoever, Employee shall not, on his own behalf or on behalf of any other Person, hire, solicit, or seek to hire any employee of Employer or in any other manner attempt, directly or indirectly, to influence, induce, or encourage any employee of Employer to leave the employment of Employer, nor shall Employee use or disclose to any Person any information obtained while an employee of Employer concerning the names and addresses of persons employed by Employer in the Business during the term of this Agreement.

7. Severability. The parties hereto intend all provisions hereof, including Sections 4, 5 and 6 hereof, to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision hereof, including Sections 4, 5 and 6 hereof, is too broad to be enforced as written, the parties intend that the court reform the provision to such narrower scope as it determines to be reasonable and enforceable. In addition, Employee agrees that the nondisclosure, noncompetition, and nonemployment provisions set forth above each constitute separate agreements independently supported by good and adequate consideration and shall be severable from the other provisions of, and shall survive, this Agreement. The existence of any claim or cause of action of Employee against Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of the covenants and agreements of Employee contained in the nondisclosure, noncompetition, or nonemployment agreements. If any provision hereof is held to be illegal, invalid, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

8. Inventions. Employee shall promptly disclose, grant, and assign to Employer for its sole use and benefit any and all inventions, improvements, technical information, business processes, and suggestions relating in any way to the Business, which Employee has in the past conceived, developed, or acquired, or may conceive, develop, or acquire during his employment with Employer or its Affiliates (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such invention, improvement, technical information, or business processes. In connection therewith, Employee shall promptly at all times during and after the Term (a) execute and deliver such applications, assignments, descriptions, and other instruments as may be necessary or proper in the opinion of Employer to vest title to such inventions, improvements, technical information, business processes, patent applications and patents or reissues thereof in Employer and to enable it to obtain and maintain the entire right and title thereto throughout the world, and (b) render to Employer, at its expense, all such assistance as it may require in the prosecution of applications for said patents or reissues thereof, in the prosecution or defense of interferences which may be declared involving any of said application or patents, and in any litigation in which Employer may be involved relating to any such patents, inventions, improvements, or technical information.

9. Affiliates. Employee will use his best efforts to ensure that no relative of his or entity of which he is an officer, director, or shareholder, or other Affiliate of his, shall take any action that Employee could not take without violating any provision hereof.

10. Remedies. Employee recognizes and acknowledges that the ascertainment of damages in the event of his breach of any provision hereof would be difficult, and Employee agrees that Employer, in addition to all other remedies it may have, shall have the right to injunctive relief if there is such a breach.

11. Acknowledgments. Employee acknowledges and recognizes that the enforcement of any of the noncompetition provisions in this Agreement will not interfere with Employee's ability to pursue a proper livelihood. Employee further represents that he is capable of earning a proper livelihood by pursuing opportunities other than the Business. Employee recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation and continuity of the business and good will of Employer. Employee agrees that due to the nature of the Business, the noncompetition restrictions set forth in this Agreement are reasonable as to time and geographic area. At any time during Employee's employment with Employer and for a period of two years thereafter, Employer may request Employee to supply such information as Employer reasonably deems necessary to ascertain whether or not Employee has complied with, or has violated, the restrictive covenants of Sections 4, 5, and/or 6 hereof. Any such request for information will be sent to Employee by certified mail, return receipt requested, addressed to Employee's last known address. Employee shall furnish the requested information to Employer within 10 days following the receipt of such request.

12.      Notices. Any notice or communication must be in writing and given by
(a) deposit in the mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of such delivery, (c) transmission by telecopy, or (d) FedEx. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by hand, courier service, or telecopy, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger being evidence of delivery) or at such time as delivery is refused by the addressee upon presentation. For purposes of notice, the addresses of the parties shall be set forth beside their signatures to this Agreement. Each party may change its address for notice by written notice to the other party.

13. Attorneys' Fees. If either party breaches its obligations under this Agreement, the non-breaching party shall be entitled to reimbursement for its reasonable attorneys' fees and court costs incurred in connection with enforcing its rights under this Agreement.

14. Assignment. Employer may assign this Agreement to its successors or assigns. The terms "successors" and "assigns" shall include any Person that buys all or substantially all of Employer's assets or all of its stock, or with which Employer merges or consolidates. The rights, duties, and benefits to Employee hereunder are personal to him, and no such right or benefit may be assigned by him.

15. Miscellaneous. This Agreement shall be governed by the internal laws (and not the conflicts laws) of Texas and shall be performable in Dallas County, Texas. This Agreement shall be binding upon the parties hereto, together with their respective executors, administrators, successors, personal representatives, heirs, and assigns. The waiver by Employer of a breach of any provision hereof by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee. This Agreement supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect thereto. No change hereof shall be valid or binding upon the parties hereto, nor shall any waiver of any term or condition in the future be so binding, unless such change or waiver shall be in writing and signed by the parties hereto. This Agreement may be executed in counterparts. Upon Employee's death, any monies that may be due him hereunder shall be paid to his estate. The terms hereof, herein, and hereunder refer to this Agreement as a whole unless the context clearly requires otherwise.


                         [Signatures on Following Page]

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

                                EMPLOYER
                                Best Technologies, Inc.



                                By:
                                   --------------------------------------------
                                         Gary Bottoms
                                         Chief Executive Officer and President


                                By:
                                   --------------------------------------------
                                         Charles Bottoms
                                         Secretary and Treasurer

                                EMPLOYEE



                                By:
                                   --------------------------------------------
                                         Gary Bottoms